                        THE SOUTHERN AFRICA FUND, INC.

                          OFFER TO PURCHASE FOR CASH
                1,201,420 OF ITS ISSUED AND OUTSTANDING SHARES
                         AT NET ASSET VALUE PER SHARE

            THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT EASTERN TIME ON
                 JUNE 16, 1999, UNLESS THE OFFER IS EXTENDED.

To the Stockholders of The Southern Africa Fund, Inc.:

  The Southern Africa Fund, Inc., a non-diversified, closed-end management investment company incorporated in Maryland (the "Fund"), is offering to purchase 1,201,420 of its issued and outstanding shares of common stock, par value $0.01 per share (the "Shares"), to fulfill an undertaking made in connection with the initial public offering of the Shares. See Section 2. The offer is for cash at a price equal to the net asset value ("NAV") per Share determined as of the close of the regular trading session of the New York Stock Exchange (the "NYSE") on the date after the date the offer expires, and is upon the terms and subject to the conditions set forth in this Offer to Purchase and the related Letter of Transmittal (which together constitute the "Offer"). The Offer will expire at 12:00 Midnight Eastern Time on June 16, 1999, unless extended. The Shares are traded on the NYSE under the symbol "SOA". The NAV as of the close of the regular trading session of the NYSE on May 14, 1999 was $13.47 per Share. During the pendency of the Offer, current NAV quotations can be obtained from BankBoston, N.A. (the "Depositary"), by calling (800) 426-5523 between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time, Monday through Friday (except holidays).

          THIS OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE SECTION 3.

                                   IMPORTANT

  Stockholders who desire to tender their Shares should either: (1) properly complete and sign the Letter of Transmittal (or a copy or facsimile thereof), provide thereon the original of any required signature guarantee(s) and mail or deliver it together with the Shares (in proper certificated or uncertificated form), any other documents required by the Letter of Transmittal, and a check in the amount of $25.00 payable to BankBoston, N.A., Depositary (the "Processing Fee"); or (2) request their broker, dealer, commercial bank, trust company or other nominee to effect the transaction on their behalf. Stockholders who desire to tender Shares registered in the name of such a firm must contact that firm to effect a tender on their behalf. Tendering Stockholders will not be obligated to pay brokerage commissions in connection with their tender of Shares, but they may be charged a fee by such a firm for processing the tender(s). The Fund reserves the absolute right to reject tenders determined not to be in appropriate form or not accompanied by the Processing Fee.

  If you do not wish to tender your Shares, you need not take any action.

  NEITHER THE FUND NOR ITS BOARD OF DIRECTORS NOR ALLIANCE CAPITAL MANAGEMENT L.P. (THE "INVESTMENT MANAGER") NOR GENSEC ASSET MANAGEMENT (PTY) LTD. (THE "SUB-ADVISOR") MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES. NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE FUND, ITS BOARD OF DIRECTORS, THE INVESTMENT MANAGER OR THE SUB-ADVISOR AS TO WHETHER STOCKHOLDERS SHOULD TENDER OR REFRAIN FROM TENDERING SHARES PURSUANT TO THE OFFER OR TO MAKE ANY REPRESENTATION OR TO GIVE ANY INFORMATION IN CONNECTION WITH THE OFFER OTHER THAN AS CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF MADE OR GIVEN, ANY SUCH RECOMMENDATION, REPRESENTATION OR INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, ITS BOARD OF DIRECTORS, THE INVESTMENT MANAGER OR THE SUB-ADVISOR. STOCKHOLDERS ARE URGED

TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFER, CONSULT THEIR OWN INVESTMENT AND TAX ADVISERS AND MAKE THEIR OWN DECISIONS WHETHER TO TENDER OR REFRAIN FROM TENDERING THEIR SHARES.

  Questions and requests for assistance may be directed to the Depositary at the Depositary's mailing address and at the telephone number set forth below. Requests for additional copies of this Offer to Purchase, the Letter of Transmittal and any other tender offer documents should be directed to the Depositary at the Distribution Agent's address or telephone number. Stockholders who do not own Shares directly may also obtain such information and copies from their broker, dealer, commercial bank, trust company or other nominee and are required to tender their Shares through that firm.

May 19, 1999

                                          THE SOUTHERN AFRICA FUND, INC.
                                                1345 Avenue of the
                                                     Americas
                                             New York, New York 10105

                                 BANKBOSTON, N.A. DEPOSITARY
                               TELEPHONE NUMBER: (800) 426-5523
                                 BY REGISTERED, CERTIFIED OR
                                  EXPRESS MAIL OR OVERNIGHT
    BY FIRST CLASS MAIL:                   COURIER:                           BY HAND:

      BankBoston, N.A.                 BankBoston, N.A.                Securities Transfer &
  Attn: Corporate Actions          Attn: Corporate Actions            Reporting Services, Inc.
       P.O. Box 9573                 70 Campanelli Drive              c/o Boston EquiServe LP
   Boston, MA 02205-9573             Braintree, MA 02184            100 William Street, Galleria
                                                                         New York, NY 10038

          CORPORATE INVESTOR COMMUNICATIONS, INC., DISTRIBUTION AGENT

                       TELEPHONE NUMBER: (877) 460-9339

                              Distribution Center
                               111 Commerce Road
                       Carlstadt, New Jersey 07072-2586

                               TABLE OF CONTENTS

Section                                                                   Page
------------------------------------------------------------------------- ----
 1.Price; Number of Shares...............................................   4
 2.Purpose of the Offer; Plans or Proposals of the Fund..................   4
 3.Certain Conditions of the Offer.......................................   5
 4.Procedures for Tendering Shares.......................................   6
  a.Proper Tender of Shares..............................................   6
  b.Signature Guarantees and Method of Delivery..........................   6
  c.Dividend Reinvestment Plan...........................................   7
  d.Book-Entry Delivery..................................................   7
  e.Guaranteed Delivery..................................................   8
  f.Determinations of Validity...........................................   8
  g.United States Federal Income Tax Withholding.........................   9
 5.Withdrawal Rights.....................................................   9
 6.Payment for Shares....................................................  10
 7.Source and Amount of Funds............................................  10
 8.Price Range of Shares; Dividends......................................  11
 9.Selected Financial Information........................................  11
10.Interest of Certain Related Persons...................................  13
11.Certain Effects of the Offer..........................................  14
12.Certain Information about the Fund....................................  14
13.Additional Information................................................  14
14.Certain United States Federal Income Tax Consequences.................  14
15.Amendments; Extension of Tender Period; Termination...................  16
16.Miscellaneous.........................................................  16
Exhibit A: Audited Financial Statements of the Fund for the Fiscal Years
           ended November 30, 1998 and November 30, 1997.

  1. Price; Number of Shares. Upon the terms and subject to the conditions of the Offer, the Fund will accept for payment and purchase up to 1,201,420 of its issued and outstanding Shares that are properly tendered prior to 12:00 Midnight Eastern Time on June 16, 1999 (and not withdrawn in accordance with
Section 5). The Fund reserves the right to amend, extend or terminate the Offer. See Sections 3 and 15. The Fund will not be obligated to purchase Shares pursuant to the Offer under certain circumstances. See Section 3. The later of June 16, 1999 or the latest date to which the Offer is extended is hereinafter called the "Expiration Date." The purchase price of the Shares will be their NAV per Share determined as of the close of the regular trading session of the NYSE on the date after the Expiration Date. The Fund will not pay interest on the purchase price under any circumstances. The NAV as of the close of the regular trading session of the NYSE on May 14, 1999 was $13.47 per Share. During the pendency of the Offer, current NAV quotations can be obtained from the Depositary by calling (800) 426-5523 between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time, Monday through Friday (except holidays).

  The Offer is being made to all Stockholders and is not conditioned upon Stockholders tendering in the aggregate any minimum number of Shares. Pursuant to the Fund's Prospectuses dated February 25, 1994 (the "Prospectus"), however, a Stockholder wishing to accept the Offer is required to tender all (but not less than all) Shares owned by the Stockholder and all Shares attributed to the Stockholder for federal income tax purposes under Section 318 of the Internal Revenue Code of 1986, as amended (the "Code"), as of the date of purchase of Shares by the Fund pursuant to the Offer. See Section 14 concerning the tax consequences of tendering Shares.

  If more than 1,201,420 Shares are duly tendered pursuant to the Offer (and not withdrawn as provided in Section 5), unless the Fund determines not to purchase any Shares, the Fund will purchase Shares from tendering Stockholders, in accordance with the terms and conditions specified in the Offer, on a pro rata basis (disregarding fractions), in accordance with the number of Shares duly tendered by or on behalf of each Stockholder (and not so withdrawn). See Section 3. If Shares duly tendered by or on behalf of a Stockholder include Shares held pursuant to the Fund's Dividend Reinvestment Plan, the proration will be applied first with respect to other Shares tendered and only thereafter, if and as necessary, with respect to Shares held pursuant to that Plan.

  On May 14, 1999, there were 6,007,100 Shares issued and outstanding, and there were approximately 126 holders of record of Shares. Certain of these holders of record were brokers, dealers, commercial banks, trust companies and other institutions that held Shares in nominee name on behalf of multiple beneficial owners.

  2. Purpose of the Offer; Plans or Proposals of the Fund. The purpose of the Offer is to fulfill an undertaking made in connection with the initial public offering of the Shares, as set forth in the Fund's Prospectus. In the Prospectus, the Fund indicated that, in recognition of the possibility that the Shares might trade at a discount to NAV, the Fund's Board of Directors (the "Board of Directors" or the "Board") had determined that it would be in the interest of Stockholders to take action to attempt to reduce or eliminate a market value discount from NAV.

  In this regard, in the Prospectus, the Fund undertook to conduct a tender offer for Shares during the second quarter of 1997 and each year thereafter subject to a policy that the Fund would not proceed with the tender offer in a particular year if Shares have traded on the principal securities exchange where Shares are listed (at present the NYSE) at an average price (i) at or above NAV or at an average discount from NAV of less than 5% or (ii) at or above $15.00 (i.e., the initial public offering price per Share), all determined on the basis of the average market prices per Share and discounts as of the last trading day in each week (a "weekly valuation day") during a period of 12 calendar weeks prior to April 1 of the relevant year (the "Measurement Period"). On July 31, 1998, the Board fixed as the Measurement Period for purposes of determining whether a mandatory tender offer was required to be conducted during the second quarter of 1999, the 12 weeks ended December 31, 1998. The average trading price of the Shares on the weekly valuation days during the Measurement Period was $9.66 per Share, and the average NAV per Share on the same days was $12.032, reflecting an average discount of approximately 19.6%. Accordingly, the Fund is conducting the Offer.

  In addition to tender offers pursuant to the above-described undertaking, the Board considers each quarter the making of from time to time other tender offers for Shares at NAV and open market repurchases of Shares. There can be no assurance that the Board will authorize any such action. In October 1998, the Fund announced that the Board authorized the Fund's repurchase of Shares at such times and in such amounts as Fund management believes will further the purposes of enhancing shareholder value and reducing the discount at which the Fund's shares trade from their NAV, subject to Board review. Whether any Shares will be so repurchased and, if so, the number thereof and the timing of the repurchases have yet to be determined. There can be no assurance that the Offer, other Share tender offers, any Share repurchases or the prospect of such actions will result in the Shares trading at a price equal to their NAV. The market price of the Shares will be determined by, among other things, the relative demand for and supply of Shares in the market, the Fund's investment performance, the Fund's dividends and yield, and investor perception of the Fund's overall attractiveness as an investment as compared with other investment alternatives.

  Except as set forth above, as referred to in Section 7 or Section 10, or in connection with the operation of the Fund's Dividend Reinvestment Plan, the Fund does not have any present plans or proposals that relate to or would result in (a) the acquisition by any person of additional securities of the Fund or the disposition of securities of the Fund; (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation involving the Fund; (c) other than in connection with liquidating assets in the ordinary course of the Fund's operations and for purposes of funding the Offer, a sale or transfer of a material amount of assets of the Fund; (d) any change in the composition of the Board or in the management of the Fund, including, but not limited to, any plans or proposals to change the number or the term of members of the Board, to fill any existing vacancy on the Board or to change any material term of the employment contract of any executive officer; (e) any material change in the Fund's present dividend rate or policy, or indebtedness or capitalization of the Fund; (f) any other material change in the Fund's corporate structure or business, including any plans or proposals to make any changes in the Fund's investment policy for which a vote would be required by Section 13 of the Investment Company Act of 1940, as amended (the "1940 Act"); (g) changes in the Fund's articles of incorporation, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Fund by any person; (h) causing a class of equity security of the Fund to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association; (i) a class of equity security of the Fund becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act; or (j) the suspension of the Fund's obligation to file reports pursuant to Section 15(d) of the Exchange Act.

  3. Certain Conditions of the Offer. Notwithstanding any other provision of the Offer or the Prospectus, the announced policy of the Board, which may be changed by the Board, is that the Fund will not purchase shares pursuant to the Offer if (a) such transaction, if consummated, would (i) result in the delisting of the Shares from the NYSE (the NYSE having advised the Fund that it would consider delisting if the aggregate market value of the outstanding publicly held Shares is less than $5,000,000, the number of publicly held Shares falls below 600,000 or the number of holders of 100 Shares or more falls below 1,200) or (ii) impair the Fund's status as a regulated investment company under the Code (which would make the Fund a taxable entity, causing the Fund's income to be taxed at the corporate level in addition to the taxation of Stockholders who receive dividends from the Fund); (b) the Fund would not be able to liquidate portfolio securities in an orderly manner and consistent with the Fund's investment objective and policies in order to purchase Shares tendered pursuant to the Offer; (c) there is any (i) material legal action or proceeding instituted or threatened which challenges, in the Board's judgment, the Offer or otherwise materially adversely affects the Fund, (ii) suspension of or limitation on prices for trading securities generally on the NYSE or any foreign exchange on which portfolio securities of the Fund are traded, (iii) declaration of a banking moratorium by Federal, state or foreign authorities or any suspension of payment by banks in the United States, New York State or in a foreign country which is material to the Fund, (iv) limitation which affects the Fund or the issuers of its portfolio securities imposed by Federal, state or foreign authorities on the extension of credit by lending institutions or on the exchange of foreign currencies,
(v) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States or any foreign country that is material to the Fund, or (vi) other event or condition which, in the Board's judgment, would have a material adverse effect on the Fund or its Stockholders if Shares tendered pursuant to the Offer were purchased; or (d) the Board determines that effecting the transaction would constitute a breach of their fiduciary duty owed the Fund or its stockholders. The Board may modify these conditions in light of experience.

  The foregoing conditions are for the Fund's sole benefit and may be asserted by the Fund regardless of the circumstances giving rise to any such condition (including any action or inaction of the Fund), and any such condition may be waived by the Fund, in whole or in part, at any time and from time to time in its reasonable judgment. The Fund's failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts or circumstances; and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Fund concerning the events described in this Section 3 shall be final and binding.

  The Fund reserves the right, at any time during the pendency of the Offer, to amend, extend or terminate the Offer in any respect. See Section 15.

  4. Procedures for Tendering Shares.

  a. Proper Tender of Shares. For Shares to be properly tendered pursuant to the Offer, a properly completed and duly executed Letter of Transmittal (or a copy or facsimile thereof) bearing original signature(s) and the original of any required signature guarantee(s)), all Shares actually, or as determined under Section 318 of the Code constructively, owned by the tendering Stockholder (see Sections 1 and 14) (in proper certificated or uncertificated form), any other documents required by the Letter of Transmittal and the Processing Fee must be received by the Depositary at the appropriate address set forth on page 2 of this Offer before 12:00 Midnight Eastern Time on the Expiration Date. Letters of Transmittal and certificates representing tendered Shares should not be sent or delivered to the Fund. Stockholders who desire to tender Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact that firm to effect a tender on their behalf.

  Section 14(e) of the Exchange Act and Rule 14e-4 promulgated thereunder make it unlawful for any person, acting alone or in concert with others, directly or indirectly, to tender Shares in a partial tender offer for such person's own account unless at the time of tender, and at the time the Shares are accepted for payment, the person tendering has a net long position equal to or greater than the amount tendered in (a) Shares and will deliver or cause to be delivered such Shares for the purpose of tender to the Fund within the period specified in the Offer, or (b) an equivalent security and, upon the acceptance of his or her tender, will acquire Shares by conversion, exchange, or exercise of such equivalent security to the extent required by the terms of the Offer, and will deliver or cause to be delivered the Shares so acquired for the purpose of tender to the Fund prior to or on the Expiration Date. Section 14(e) and Rule 14e-4 provide a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

  The acceptance of Shares by the Fund for payment will constitute a binding agreement between the tendering Stockholder and the Fund upon the terms and subject to the conditions of the Offer, including the tendering Stockholder's representation that the Stockholder has a net long position in the Shares being tendered within the meaning of Rule 14e-4 and that the tender of such Shares complies with Rule 14e-4.

  b. Signature Guarantees and Method of Delivery. No signature guarantee is required if (a) the Letter of Transmittal is signed by the registered holder(s) (including, for purposes of this document, any participant in The Depository Trust Company ("DTC") book-entry transfer facility whose name appears on DTC's security position listing as the owner of Shares) of the Shares tendered thereby, unless such holder(s) has completed either the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" in the Letter of Transmittal or (b) the Shares tendered are tendered for the account of a firm (an "Eligible Institution") which is a broker, dealer, commercial bank, credit union, savings association or other entity and which is a member in good standing of a stock transfer association's approved medallion program (such as STAMP, SEMP or MSP). In all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5 of the Letter of Transmittal.

  If the Letter of Transmittal is signed by the registered holder(s) of the Shares tendered thereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) for the Shares tendered without alteration, enlargement or any change whatsoever.

  If any of the Shares tendered thereby are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

  If any of the tendered Shares are registered in different names (including Shares constructively owned by the tendering Stockholder as determined under
Section 318 of the Code which must also be tendered--see Sections 1 and 14), it is necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

  If the Letter of Transmittal or any certificates for Shares tendered or stock powers relating to Shares tendered are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Fund of their authority so to act must be submitted.

  If the Letter of Transmittal is signed by the registered holder(s) of the Shares transmitted therewith, no endorsements of certificates or separate stock powers with respect to such Shares are required unless payment is to be made to, or certificates for Shares not purchased are to be issued in the name of, a person other than the registered holder(s). Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution.

  If the Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed thereon, the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s) for the Shares involved. Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution. See Section 6.

  c. Dividend Reinvestment Plan. The Bank of New York, the Fund's Transfer Agent, holds Shares in uncertificated form for certain Stockholders pursuant to the Fund's Dividend Reinvestment Plan. In addition to tendering all of their other Shares, Stockholders wishing to accept the Offer must tender all such uncertificated Shares. See Section 1 concerning the manner in which any necessary proration will be made.

  d. Book-Entry Delivery. The Depositary has established an account with respect to the Shares at DTC for purposes of the Offer. Any financial institution that is a participant in the DTC system may make book-entry delivery of tendered Shares by causing DTC to transfer such Shares into the Depositary's account at DTC in accordance with DTC's procedures for such transfers. However, although delivery of Shares may be effected through book-entry transfer into the Depositary's account at DTC, a Letter of Transmittal (or a copy or facsimile thereof) properly completed and bearing original signature(s) and the original of any required signature guarantee(s), or an Agent's Message (as defined below) in connection with a book-entry transfer, any other documents required by the Letter of Transmittal and the Processing Fee, must in any case be received by the Depositary prior to 12:00 Midnight Eastern Time on the Expiration Date at one of its addresses set forth on page 2 of this Offer, or the tendering Stockholder must comply with the guaranteed delivery procedures described below.

  The term "Agent's Message" means a message from DTC transmitted to, and received by, the Depositary forming a part of a timely confirmation of a book-entry transfer of Shares (a "Book-Entry Confirmation") which states that (a) DTC has received an express acknowledgment from the DTC participant tendering the Shares that are the subject of the Book-Entry Confirmation, (b) the DTC participant has received and agrees to be bound by the terms of the Letter of Transmittal, and (c) the Fund may enforce such agreement against the DTC participant.

  Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the Depositary.

  e. Guaranteed Delivery. Notwithstanding the foregoing, if a Stockholder desires to tender Shares pursuant to the Offer and the certificates for the Shares to be tendered are not immediately available, or time will not permit the Letter of Transmittal and all documents required by the Letter of Transmittal to reach the Depositary prior to 12:00 Midnight Eastern Time on the Expiration Date, or a Stockholder cannot complete the procedures for delivery by book-entry transfer on a timely basis, then such Stockholder's Shares may nevertheless be tendered, provided that all of the following conditions are satisfied:

    (i) the tender is made by or through an Eligible Institution; and

    (ii) a properly completed and duly executed Notice of Guaranteed Delivery in the form provided by the Fund is received by the Depositary prior to 12:00 Midnight Eastern Time on the Expiration Date; and

    (iii) the certificates for all such tendered Shares, in proper form for transfer, or a Book-Entry Confirmation with respect to such Shares, as the case may be, together with a Letter of Transmittal (or a copy or facsimile thereof) properly completed and bearing original signature(s) and the original of any required signature guarantee(s) (or, in the case of a book-entry transfer, an Agent's Message), any documents required by the Letter of Transmittal and the Processing Fee, are received by the Depositary prior to 5:00 P.M. Eastern Time on the second NYSE trading day after the date of execution of the Notice of Guaranteed Delivery.

  The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution and a representation that the Stockholder owns the Shares tendered within the meaning of, and that the tender of the Shares effected thereby complies with, Rule 14e-4 under the Exchange Act, each in the form set forth in the Notice of Guaranteed Delivery.

  THE METHOD OF DELIVERY OF ANY DOCUMENTS, INCLUDING SHARE CERTIFICATES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING STOCKHOLDER. IF DOCUMENTS ARE SENT BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. Stockholders have the responsibility to cause their Shares tendered (in proper certificated or uncertificated form), the Letter of Transmittal (or a copy or facsimile thereof) properly completed and bearing original signature(s) and the original of any required signature guarantee(s), any other documents required by the Letter of Transmittal and the Processing Fee, to be timely delivered. Timely delivery is a condition precedent to acceptance of Shares for purchase pursuant to the Offer and to payment of the purchase amount.

  Notwithstanding any other provision hereof, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of Share certificates evidencing such Shares or a Book-Entry Confirmation of the delivery of such Shares (if available), a Letter of Transmittal (or a copy or facsimile thereof) properly completed and bearing original signature(s) and the original of any required signature guarantee(s) or, in the case of a book-entry transfer, an Agent's Message, any other documents required by the Letter of Transmittal and the Processing Fee.

  f. Determinations of Validity. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Fund, in its sole discretion, which determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders determined not to be in appropriate form or not accompanied by the Processing Fee or to refuse to accept for payment, purchase, or pay for, any Shares if, in the opinion of the Fund's counsel, accepting, purchasing or paying for such Shares would be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender, whether generally or with respect to any particular Share(s) or Stockholder(s). The Fund's interpretations of the terms and conditions of the Offer shall be final and binding.

  NEITHER THE FUND, ITS BOARD OF DIRECTORS, THE INVESTMENT MANAGER, THE SUB-ADVISOR, THE DEPOSITARY NOR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF ANY DEFECT OR IRREGULARITY IN ANY TENDER, AND NONE OF THEM WILL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.

  g. United States Federal Income Tax Withholding. To prevent the imposition of U.S. federal backup withholding tax equal to 31% of the gross payments made pursuant to the Offer, prior to such payments each Stockholder accepting the Offer who has not previously submitted to the Fund a correct, completed and signed Form W-9 (for U.S. Stockholders) or Form W-8 (for non-U.S. Stockholders), or otherwise established an exemption from such withholding, must submit the appropriate form to the Depositary. See Section 14.

  Under certain circumstances (see Section 14), the Depositary will withhold a tax equal to 30% of the gross payments payable to a non-U.S. Stockholder unless the Depositary determines that a reduced rate of withholding or an exemption from withholding is applicable. (Exemption from backup withholding tax does not exempt a non-U.S. Stockholder from the 30% withholding tax.) For this purpose, a non-U.S. Stockholder, is, in general, a Stockholder that is not (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or (iii) an estate or trust the income of which is subject to United States federal income taxation regardless of the source of such income (a "Non-U.S. Stockholder"). The Depositary will determine a Stockholder's status as a Non-U.S. Stockholder and the Stockholder's eligibility for a reduced rate of, or an exemption from, withholding by reference to any outstanding certificates or statements concerning such eligibility, unless facts and circumstances indicate that such reliance is not warranted. A Non-U.S. Stockholder that has not previously submitted the appropriate certificates or statements with respect to a reduced rate of, or exemption from, withholding for which such Stockholder may be eligible should consider doing so in order to avoid over-withholding. See
Section 14.

  5. Withdrawal Rights. At any time prior to 5:00 P.M. Eastern Time on the second day on which the NYSE is open for trading after the Expiration Date, and, if the Shares have not by then been accepted for payment by the Fund, at any time after July 15, 1999, any Stockholder may withdraw all, but not less than all, of the Shares that the Stockholder has tendered.

  To be effective, a written notice of withdrawal of Shares tendered must be timely received by the Depositary at the appropriate address set forth on page 2 of this Offer. Stockholders may also send a facsimile transmission notice of withdrawal, which must be timely received by the Depositary at (781) 575-4826, and the original notice of withdrawal must be delivered to the Depositary by overnight courier or by hand the next day. Any notice of withdrawal must specify the name(s) of the person having tendered the Shares to be withdrawn, the number of Shares to be withdrawn (which may not be less than all of the Shares tendered by the Stockholder-see Sections 1 and 14) and, if one or more certificates representing such Shares have been delivered or otherwise identified to the Depositary, the name(s) of the registered owner(s) of such Shares as set forth in such certificate(s) if different from the name(s) of the person tendering the Shares. If one or more certificates have been delivered to the Depositary, then, prior to the release of such certificate(s), the certificate number(s) shown on the particular certificate(s) evidencing such Shares must also be submitted and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution.

  All questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal will be determined by the Fund in its sole discretion, which determination shall be final and binding. Shares properly withdrawn will not thereafter be deemed to be tendered for purposes of the Offer. Withdrawn Shares, however, may be retendered by following the procedures described in Section 4 prior to 12:00 Midnight Eastern Time on the Expiration Date. Except as otherwise provided in this Section 5, tenders of Shares made pursuant to the Offer will be irrevocable.

  NEITHER THE FUND, ITS BOARD OF DIRECTORS, THE INVESTMENT MANAGER, THE SUB-ADVISOR, THE DEPOSITARY NOR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY

NOTICE OF ANY DEFECT OR IRREGULARITY IN ANY NOTICE OF WITHDRAWAL, NOR SHALL ANY OF THEM INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.

  6. Payment for Shares. For purposes of the Offer, the Fund will be deemed to have accepted for payment and purchased Shares that are tendered (and not withdrawn in accordance with Section 5 pursuant to the Offer) when, as and if it gives oral or written notice to the Depositary of its acceptance of such Shares for payment pursuant to the Offer. Under the Exchange Act, the Fund is obligated to pay for or return tendered Shares promptly after the termination, expiration or withdrawal of the Offer. Upon the terms and subject to the conditions of the Offer, the Fund will pay for Shares properly tendered as soon as practicable after the Expiration Date. The Fund will make payment for Shares purchased pursuant to the Offer by depositing the aggregate purchase price therefor with the Depositary, which will make payment to Stockholders promptly as directed by the Fund. The Fund will not pay interest on the purchase price under any circumstances.

  In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of: (a) a Letter of Transmittal (or a copy thereof) properly completed and bearing original signature(s) and any required signature guarantee(s), (b) such Shares (in proper certificated or uncertificated form), (c) any other documents required by the Letter of Transmittal and (d) the Processing Fee. Stockholders may be charged a fee by a broker, dealer or other institution for processing the tender requested. Certificates representing Shares tendered but not purchased will be returned promptly following the termination, expiration or withdrawal of the Offer, without further expense to the tendering Stockholder. The Fund will pay any transfer taxes payable on the transfer to it of Shares purchased pursuant to the Offer. If, however, tendered Shares are registered in the name of any person other than the person signing the Letter of Transmittal, the amount of any such transfer taxes (whether imposed on the registered owner or such other person) payable on account of the transfer to such person of such Shares will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted. The Fund may not be obligated to purchase Shares pursuant to the Offer under certain conditions. See Section 3.

  Any tendering Stockholder or other payee who has not previously submitted a correct, completed and signed Form W-8 or Form W-9, as necessary, and who fails to complete fully and sign either the Form W-8 or Substitute Form W-9 in the Letter of Transmittal and provide that form to the Depositary, may be subject to federal backup withholding tax of 31% of the gross proceeds paid to such Stockholder or other payee pursuant to the Offer. See Section 14 regarding this tax as well as possible withholding at the rate of 30% (or lower applicable treaty rate) on the gross proceeds payable to tendering Non-U.S. Stockholders.

  7. Source and Amount of Funds. The total cost to the Fund of purchasing 1,201,420 of its issued and outstanding Shares pursuant to the Offer would be approximately $16,183,000 (based on a price per Share of $13.47, the NAV as of the close of the regular trading session of the NYSE on May 14, 1999). On May 14, 1999, the aggregate value of the Fund's net assets was approximately $80,928,000.

  To pay the aggregate purchase price of Shares accepted for payment pursuant to the Offer, the Fund anticipates that funds will first be derived from any cash on hand and then from the proceeds from the sale of portfolio securities held by the Fund. The selection of which portfolio securities to sell, if any, will be made by the Investment Manager, taking into account investment merit, relative liquidity and applicable investment restrictions and legal requirements. Although the Fund is authorized to borrow money to finance the purchase of Shares, the Board believes that the Fund will have sufficient resources through cash on hand and the disposition of assets to purchase Shares in the Offer without utilizing such borrowing. However, the Fund reserves the right to finance a portion of the Offer through temporary borrowing.

  The purchase of Shares by the Fund will decrease the net assets of the Fund and, therefore, have the effect of increasing the Fund's expense ratio. In addition, the purchases may have an adverse effect on the Fund's investment performance.

  Because the Fund may sell portfolio securities to raise cash for the purchase of Shares, during the pendency of the Offer, and possibly for a short time thereafter, the Fund may hold a greater than normal percentage of its assets in cash and cash equivalents, which would tend to decrease the Fund's net income. As of May 14, 1999, cash and cash equivalents constituted approximately 2% of the Fund's total assets.

  Under some market circumstances, it may be necessary for the Fund to raise cash by liquidating portfolio securities in a manner that could reduce the market value of such securities and, thus, reduce both the NAV of the Shares and the proceeds from the sale of such securities. Liquidating portfolio securities, if necessary, may also lead to the premature disposition of portfolio investments and additional transaction costs. Depending upon the timing of such sales, any such decline in NAV may adversely affect any tendering Stockholders whose Shares are accepted for purchase by the Fund, as well as those Stockholders who do not sell Shares pursuant to the Offer. Stockholders who retain their Shares may be subject to certain other effects of the Offer. See Section 11.

  8. Price Range of Shares; Dividends. The following table sets forth, for the periods indicated, the high and low NAVs per Share and the high and low closing sale prices per Share as reported on the NYSE Composite Tape, and the amounts of cash dividends per Share paid during such periods.

                                      Net Asset
                                        Value       Market Price
                                    ------------- -----------------
                                                                     Dividends/
                                     High   Low     High     Low    Distributions
 Fiscal Year (ending November 30)   ------ ------ -------- -------- -------------
 1997
   1st Quarter....................  $19.69 $17.11 $16.00   $14.125     $2.575
   2nd Quarter....................   20.57  19.70  17.00    16.00         -0-
   3rd Quarter....................   22.12  21.12  18.25    17.25         -0-
   4th Quarter....................   22.00  19.01  18.062   15.375        -0-
 1998
   1st Quarter....................   18.62  14.50  15.688   12.00       3.009
   2nd Quarter....................   20.96  17.73  17.125   14.75         -0-
   3rd Quarter....................   18.63  10.27  14.9375   7.625        -0-
   4th Quarter....................   13.79   9.87  10.6875   7.25         -0-
 1999
   1st Quarter....................   12.24  10.89  10.0625   8.8125     0.383
   2nd Quarter (through May 14,
    1999)                            13.99  12.11  12.125   10.1875       -0-

  As of the close of business on May 14, 1999, the Fund's NAV was $13.47 per Share, and the high, low and closing prices per Share on the NYSE on that date were $11.75, $11.625 and $11.625, respectively. During the pendency of the Offer, current NAV quotations can be obtained by contacting the Depositary in the manner indicated in Section 1.

  The tendering of Shares will not affect the record ownership of the tendered Shares for purposes of entitlement to any dividends payable by the Fund.

  9. Selected Financial Information. Set forth below is a summary of selected financial information for the Fund as of and for the fiscal years ended November 30, 1998 and November 30, 1997, and for the three-month periods ended February 28, 1999 and February 28, 1998. The information with respect to the two fiscal years has been excerpted from the Fund's audited financial statements contained in its Annual Reports to Stockholders for these years, and the information with respect to the two three-month periods has been excerpted from the Fund's unaudited financial statements for these periods. A copy of the two audited statements is included as Exhibit A to this Offer to Purchase. The summary of selected financial information set forth below is qualified in its entirety by reference to such statements and the financial information, the notes thereto and related matter contained therein.

                   SUMMARY OF SELECTED FINANCIAL INFORMATION

                        For the Periods Indicated Below

                                                                                 Quarter
                                                                                  Ended
                            Year Ended        Year Ended       Quarter Ended     February
                         November 30, 1998 November 30, 1997 February 28, 1999   28, 1998
                         ----------------- ----------------- ----------------- ------------
                             (Audited)         (Audited)        (Unaudited)     (Unaudited)
                         ----------------- ----------------- ----------------- ------------
STATEMENT OF OPERATIONS
  Investment income.....   $  2,879,995      $  4,947,282       $   641,865    $    810,609
  Expenses..............      1,987,574         2,504,912           380,042         528,810
                           ------------      ------------       -----------    ------------
  Net investment
   income...............        892,421         2,442,370           261,823         281,799
                           ------------      ------------       -----------    ------------
  Net gain (loss) on
   investments and
   foreign currency
   transactions.........    (23,721,511)        6,595,894        (1,293,582)     11,131,403
                           ------------      ------------       -----------    ------------
  Net increase
   (decrease) in net
   assets from
   operations...........   $(22,829,090)     $  9,038,264       $(1,031,759)   $ 11,413,202
                           ============      ============       ===========    ============
STATEMENT OF ASSETS AND
 LIABILITIES (AT END OF
 PERIOD)
  Total assets..........   $ 76,097,510      $115,449,093       $73,201,085    $108,599,305
  Total liabilities.....      2,820,023         1,267,152         3,256,077       1,079,526
                           ------------      ------------       -----------    ------------
  Net assets............   $ 73,277,487      $114,181,941       $69,945,008    $107,519,779
                           ============      ============       ===========    ============
  Net asset value per
   Share................   $      12.20      $      19.01       $     11.64    $      17.90
  Shares outstanding....      6,007,100         6,007,100         6,007,100       6,007,100
SELECTED DATA FOR A
 SHARE OUTSTANDING
 THROUGHOUT EACH PERIOD
 Income From Investment Operations
  Net investment
   income...............   $        .16      $        .41       $       .04    $        .05
  Net realized and
   unrealized gain
   (loss) on investments
   and foreign currency
   transactions.........          (3.96)             1.10              (.22)           1.85
                           ------------      ------------       -----------    ------------
  Net increase
   (decrease) in net
   asset value from
   operations...........          (3.80)             1.51              (.18)           1.90
                           ------------      ------------       -----------    ------------
 Dividends and
  Distributions
  Dividends from net
   investment income....           (.15)             (.34)              -0-            (.15)
  Distributions in
   excess of net
   investment income....           (.27)              -0-               -0-            (.27)
  Distributions from net
   realized gains on
   investments and
   foreign currency
   transactions.........          (2.59)            (2.24)             (.38)          (2.59)
                           ------------      ------------       -----------    ------------
  Total dividends and
   distributions........          (3.01)            (2.58)             (.38)          (3.01)
                           ------------      ------------       -----------    ------------
  Net asset value, end
   of period............   $      12.20      $      19.01       $     11.64    $      17.90
                           ------------      ------------       -----------    ------------
  Market value, end of
   period...............   $    10.0625      $     15.375       $      9.81    $      14.75
                           ------------      ------------       -----------    ------------
RATIOS
  Expenses to average
   net assets...........           2.10%             2.05%             2.28%*          2.15%*
  Net investment income
   to average net
   assets...............           0.95%             2.00%             1.57%*          1.14%*
TOTAL INVESTMENT RETURN
  Total investment
   return based on:**
  Market value..........         -18.11%             9.28%             1.37%          20.03%
  Net asset value.......         -19.70%            11.03%            -0.82%          17.81%

--------
 *  Annualized.
** Total investment return is calculated assuming a purchase of Shares on the opening of the first day and a sale on the closing of the last day of the period reported. Dividends and distributions, if any, are assumed for purposes of this calculation to be reinvested at prices obtained under the Fund's Dividend Reinvestment Plan. Generally, total investment return based on net asset value will be higher than the total investment return based on market value in periods where there is an increase in the discount or a decrease in the premium of the market value to the net asset value from the beginning to the end of such periods. Conversely, total investment return based on net asset value will be lower than total investment return based on market value in periods where there is a decrease in the discount or an increase in the premium of the market value to the net asset value from the beginning to the end of such periods. Total investment return calculated for a period of less than one full year is not annualized.

  10. Interest of Certain Related Persons. Pursuant to an Investment Management Agreement dated February 25, 1994 (as amended April 30, 1998) with the Investment Manager (a copy of which has been filed as an exhibit to Schedule 13E-4 as defined in Section 13 of this Offer), the Fund employs the Investment Manager to manage the investment and reinvestment of the assets of the Fund. The Investment Manager has been the Fund's investment manager since the Fund's commencement of operations. For services provided by the Investment Manager under the Investment Management Agreement, the Fund pays the Investment Manager a fee at an annualized rate of either (i) .81% of the Fund's average weekly net assets if 90% or less of the Fund's average weekly net assets are invested in securities of Republic of South Africa issuers as defined in the Fund's Prospectus ("South African issuers") or (ii) the sum of
(a) .80% of the Fund's average weekly net assets and (b) .10% of the Fund's average weekly net assets not invested in securities of South African issuers if greater than 90% of the Fund's average weekly net assets are invested in securities of South African issuers. In addition, pursuant to a Sub-Advisory Agreement dated as of February 25, 1994 as amended as of April 30, 1998 with the Investment Manager and the Sub-Advisor (formerly Sanlam Asset Management (Gibraltar) Limited) (a copy of which has also been filed as an exhibit to
Schedule 13E-4), the Fund employs the Sub-Advisor to furnish to the Fund and the Investment Manager certain information, investment recommendation, advice and assistance concerning securities of South Africa issuers and certain other information. For services provided by the Sub-Advisor under the Sub-Advisory Agreement, the Fund pays the Sub-Advisor a fee at an annualized rate of .30% of the greater of (i) the Fund's average weekly net assets invested in securities of South African issuers or (ii) 90% of the Fund's average weekly net assets. The fees payable to both the Investment Manager and the Sub-Advisor are calculated and paid in arrears on the last day of each calendar quarter for services performed during that quarter. For purposes of calculating the fee, average weekly net assets are determined on the basis of the Fund's average net assets for each weekly period (ending on Friday) ending during the quarter. The net assets for each weekly period are determined by averaging the net assets on the Friday of such weekly period with the net assets on the Friday of the immediately preceding weekly period. When a Friday is not a Fund business day, the calculation is determined with reference to the net assets of the Fund on the Fund business day immediately preceding such Friday. During the fiscal year ended November 30, 1998, the Fund paid to the Investment Manager a fee totalling $813,261 pursuant to the Investment Management Agreement, and the Fund paid to the Sub-Advisor a fee totaling $218,496 pursuant to the Sub-Advisory Agreement. The Fund is also party to a Shareholder Inquiry Agency Agreement dated as of March 27, 1996 with Alliance Fund Services, Inc. ("Services"), an affiliate of the Investment Manager. Pursuant to this agreement (a copy of which has also been filed as an exhibit to Schedule 13E-4), Services responds to telephone inquiries concerning the Fund and matters relating thereto from Stockholders and others. The fees payable to Services under this agreement are limited to the cost to Services of providing the services involved. During the fiscal year ended November 30, 1998, there were no cost reimbursements to Services under this agreement. In addition, pursuant to an Administration Agreement dated February 25, 1994 with Middlesex Administrators L.P. (now Princeton Administrators, L.P.) ("Princeton") (a copy of which has also been filed as an exhibit to Schedule 13E-4), the Fund employs Princeton to render certain administrative and clerical services. For services provided by Princeton under the Administration Agreement, the Fund pays Princeton on the first business day of each calendar month a fee for the previous month at an annual rate equal to the greater of
(i) $150,000 per annum ($12,500 per month) or (ii) at an annual rate equal to .20% of the Fund's average weekly net assets based upon the net asset values applicable to shares of the Fund's outstanding stock and, if any, the Fund's preferred stock and debt. For this purpose average weekly net assets are computed in the same manner as under the Investment Management Agreement. During the fiscal year ended November 30, 1998, the Fund paid Princeton a fee totalling $189,035 pursuant to the Administration Agreement.

  During the past forty business days, there have not been any transactions involving Shares that were effected by the Fund. Based upon information provided to the Fund, except for the acquisition in an open market transaction on March 30, 1999 of 85 Shares at a price per Share of $11.125 by Dr. William de Klerk, a member of the Board, there have not been any transactions in Shares that were effected during such period by any member of the Board, any executive officer of the Fund, any director or executive officer of the general partner of the Investment Manager, the Sub-Advisor, any person controlling the Fund, any director or executive officer of any corporation ultimately in control of the Fund, or any associate or subsidiary of any of the foregoing, including any executive officer or director of any such subsidiary. There is a policy applicable to all investment companies to which the Investment Manager provides investment advisory services contemplating, in the case of the Fund, that the directors of the Fund will each invest at least $10,000 in Shares. As of May 14, 1999, certain of the directors had not yet invested this amount in Shares, and the directors of the Fund as a group owned less than 1% of the Shares. Based upon information provided to the Fund, no director or officer of the Fund intends to tender Shares pursuant to the Offer.

  11. Certain Effects of the Offer. The purchase of Shares pursuant to the Offer will have the effect of increasing the proportionate interest in the Fund of Stockholders who do not tender Shares. All Stockholders remaining after the Offer will be subject to any increased risks associated with the reduction in the number of outstanding shares and the reduction in the Fund's assets resulting from payment for the tendered Shares, such as any greater volatility due to decreased portfolio diversification and proportionately higher expenses. Under certain circumstances, the need to raise cash in connection with the purchase of Shares pursuant to the Offer may have an adverse effect on the Fund's NAV and/or income per Share. See Section 7. All Shares purchased by the Fund pursuant to the Offer will be retired and will be authorized and unissued shares.

  12. Certain Information about the Fund. The Fund was incorporated in Maryland on March 25, 1993 and is registered as a non-diversified, closed-end management investment company under the 1940 Act. The Fund's investment objective is long-term capital appreciation through investment in equity and fixed income securities of Southern African issuers. In seeking to achieve its investment objective, under normal circumstances the Fund invests at least 60% of its total assets in equity securities of Southern African companies. The balance of the Fund's assets are invested in fixed income securities issued or guaranteed by Southern African governments or governmental entities or by Southern African companies, or in equity and fixed income securities of multinational companies the securities of which are listed on a Southern African securities exchange.

  Reference is made to Sections 2, 8 and 9 and to the financial statements referred to in Section 9.

  The principal executive office of the Fund is located at 1345 Avenue of the Americas, New York, New York 10105.

  13. Additional Information. An Issuer Tender Offer Statement on Schedule 13E-4 (the "Schedule 13E-4") including the exhibits thereto, filed with the Securities and Exchange Commission (the "SEC"), provides certain additional information relating to the Offer, and may be inspected and copied at the prescribed rates at the SEC's public reference facilities at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Schedule 13E-4 and the exhibits may also be obtained by mail at the prescribed rates from the Public Reference Branch of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549.

  14. Certain United States Federal Income Tax Consequences. The following discussion is a general summary of the U.S. federal income tax consequences of a sale of Shares pursuant to the Offer based on current U.S. federal income tax law, including applicable Treasury regulations and Internal Revenue Service rulings. Each Stockholder should consult the Stockholder's tax advisor for a full understanding of the tax consequences of such a sale, including potential state, local and foreign taxation by jurisdictions of which the Stockholder is a citizen, resident or domiciliary. In view of the requirement of the Offer that a tendering Stockholder must tender, or cause the tender of, both all of the Shares owned by the Stockholder and all of the Shares attributed to the Stockholder under Section 318 of the Code as of the date of purchase of Shares by the Fund pursuant to the Offer, tax advisors should also be consulted regarding the application of the constructive ownership rules of
Section 318. In general, Section 318 provides that Shares owned by certain family members of a tendering Stockholder, and by certain entities in which the Stockholder has a direct or indirect interest, are treated as owned by the Stockholder for purposes of determining the federal income tax consequences of a sale of Shares pursuant to the Offer.

  U.S. Stockholders. It is anticipated that Stockholders who are citizens and/or residents of the U.S., corporations, partnerships or other entities created or organized in or under the laws of the U.S. or any political subdivision thereof, and estates and trusts the income of which is subject to U.S. federal income taxation regardless of the source of such income ("U.S. Stockholders"), and who sell Shares pursuant to the Offer will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the amount of cash they receive pursuant to the Offer and their adjusted tax basis in the Shares sold. This gain or loss will be capital gain or loss if the Shares sold are held by the tendering U.S. Stockholder at the time of sale as a capital asset and will be treated as either long-term or short-term if the Shares have been held at that time for more than one year or one year or less, respectively. Any such long-term capital gain realized by a non-corporate U.S. Stockholder will be taxed at a maximum rate of 20% if the Shares had been held for more than one year at the time of their sale pursuant to the Offer. This U.S. federal income tax treatment, however, is based on the expectation that not all Stockholders will tender their Shares pursuant to the Offer and that the continuing ownership interest in the Fund of tendering Stockholders will be sufficiently reduced. While not anticipated, it is therefore possible that the cash received for the Shares purchased would be taxable as a distribution by the Fund, rather than as a gain from the sale of the Shares. In that event, the cash received by a U.S. Stockholder will be taxable as a dividend, i.e., as ordinary income, to the extent of the U.S. Stockholder's allocable share of the Fund's current or accumulated earnings and profits, with the excess of the cash received over the portion so taxable constituting a non-taxable return of capital to the extent of the U.S. Stockholder's tax basis in the Shares sold and with any remaining excess of such cash being treated as either long-term or short-term capital gain from the sale of the Shares depending on how long they were held by the U.S. Stockholder. In the case of a tendering U.S. Stockholder that is a corporation treated as receiving a distribution from the Fund pursuant to the Offer, special basis adjustments may be applicable with respect to any Shares of such a U.S. Stockholder not purchased pursuant to the Offer.

  Under the "wash sale" rules under the Code, recognition of a loss on Shares sold pursuant to the Offer will ordinarily be disallowed to the extent a U.S. Stockholder acquires Shares within 30 days before or after the date the Shares are purchased pursuant to the Offer and, in that event, the basis and holding period of the Shares acquired will be adjusted to reflect the disallowed loss.

  The Depositary may be required to withhold 31% of the gross proceeds paid to a U.S. Stockholder or other payee pursuant to the Offer unless either: (a) the U.S. Stockholder has completed and submitted to the Depositary an IRS Form W-9 (or Substitute Form W-9), providing the U.S. Stockholder's employer identification number or social security number as applicable, and certifying under penalties of perjury that: (a) such number is correct; (b) either (i) the U.S. Stockholder is exempt from backup withholding, (ii) the U.S. Stockholder has not been notified by the Internal Revenue Service that the U.S. Stockholder is subject to backup withholding as a result of an under-reporting of interest or dividends, or (iii) the Internal Revenue Service has notified the U.S. Stockholder that the U.S. Stockholder is no longer subject to backup withholding; or (c) an exception applies under applicable law. A Substitute Form W-9 is included as part of the Letter of Transmittal for U.S. Stockholders.

  Non-U.S. Stockholders. The U.S. federal income taxation of a Non-U.S. Stockholder on a sale of Shares pursuant to the Offer depends on whether this transaction is "effectively connected" with a trade or business carried on in the U.S. by the Non-U.S. Stockholder as well as the tax characterization of the transaction as either a sale of the Shares or a distribution by the Fund, as discussed above for U.S. Stockholders. If the sale of Shares pursuant to the Offer is not so effectively connected and if, as anticipated for U.S. Stockholders, it gives rise to gain or loss, any gain realized by a Non-U.S. Stockholder upon the tender of Shares pursuant to the Offer will not be subject to U.S. federal income tax or to any U.S. tax withholding, provided, however, that such a gain will be subject to U.S. federal income tax at the rate of 30% (or such lower rate as may be applicable under a tax treaty) if the Non-U.S. Stockholder is a non-resident alien individual who is physically present in the United States for more than 182 days during the taxable year of the sale. If, however, U.S. Stockholders are deemed to receive a distribution from the Fund with respect to Shares they tender, the cash received by a tendering Non-U.S. Stockholder will also be treated for U.S. tax purposes as a distribution by the Fund, with the cash then being characterized in the same manner as described above for U.S. Stockholders. In such an event, the portion of the distribution treated as a dividend to the Non-U.S. Stockholder would be subject to a U.S. withholding tax at the rate of 30% (or such lower rate as may be applicable under a tax treaty) if the dividend does not constitute effectively connected income. If the amount realized on the tender of Shares by a Non-U.S. Stockholder is effectively connected income, regardless of whether the tender is characterized as a sale or as giving rise to a distribution from the Fund for U.S. federal income tax purposes, the transaction will be treated and taxed in the same manner as if the Shares involved were tendered by a U.S. Stockholder.

  Non-U.S. Stockholders should provide the Depositary with a completed Form W-8 in order to avoid 31% backup withholding on the cash they receive from the Fund regardless of how they are taxed with respect to their tender of the Shares involved. A copy of Form W-8 is provided with the Letter of Transmittal for Non-U.S. Stockholders.

  15. Amendments; Extension of Tender Period; Termination. The Fund reserves the right, at any time during the pendency of the Offer, to amend, extend or terminate the Offer in any respect. Without limiting the manner in which the Fund may choose to make a public announcement of such an amendment, extension or termination, the Fund shall have no obligation to publish, advertise or otherwise communicate any such public announcement, except as provided by applicable law (including Rule 14e-1(d) promulgated under the Exchange Act) and by the requirements of the NYSE (including the listing agreement with respect to the Shares).

  Except to the extent required by applicable law (including Rule 13e-4(f)(1) promulgated under the Exchange Act), the Fund will have no obligation to extend the Offer. In the event that the Fund is obligated to, or elects to, extend the Offer, the purchase price for each Share purchased pursuant to the Offer will be the per Share NAV determined as of the close of the regular trading session of the NYSE on the date after the Expiration Date as extended. No Shares will be accepted for payment until on or after the new Expiration Date.

  16. Miscellaneous. The Offer is not being made to, nor will the Fund accept tenders from, or on behalf of, owners of Shares in any jurisdiction in which the making of the Offer or its acceptance would not comply with the securities or "blue sky" laws of that jurisdiction. The Fund is not aware of any jurisdiction in which the making of the Offer or the acceptance of tenders of, purchase of, or payment for, Shares in accordance with the Offer would not be in compliance with the laws of such jurisdiction. The Fund, however, reserves the right to exclude Stockholders in any jurisdiction in which it is asserted that the Offer cannot lawfully be made or tendered Shares cannot lawfully be accepted, purchased or paid for. So long as the Fund makes a good-faith effort to comply with any state law deemed applicable to the Offer, the Fund believes that the exclusion of holders residing in any such jurisdiction is permitted under Rule 13e-4(f)(9) promulgated under the Exchange Act. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Fund's behalf by one or more brokers or dealers licensed under the laws of such jurisdiction.

May 19, 1999

                                          THE SOUTHERN AFRICA FUND, INC.
                                            1345 Avenue of the Americas
                                             New York, New York 10105

                                                                      Exhibit A

Portfolio Of Investments
November 30, 1998                               The Southern African Fund, Inc.

-------------------------------------------------------------------------------

                                                             Shares  U.S.$ Value
--------------------------------------------------------------------------------
COMMON STOCKS--95.8%
BOTSWANA--1.7%
CONSUMER
 MANUFACTURING--0.4%
MISCELLANEOUS--0.4%
 Sefalana Holdings Co....................................... 350,000 $  308,353
                                                                     ----------
CONSUMER STAPLES--0.7%
BEVERAGES--0.7%
 Kgolo Ya Sechaba, Ltd...................................... 100,000     11,295
 Sechaba Breweries, Ltd..................................... 398,000    503,486
                                                                     ----------
                                                                        514,781
                                                                     ----------
FINANCIAL SERVICES--0.6%
INSURANCE--0.6%
 Botswana Insurance
 Holdings, Ltd.............................................. 219,979    419,908
                                                                     ----------
 Total Botswanan Securities
 (cost $1,062,305)..........................................          1,243,042
                                                                     ----------
KENYA--0.5%
CONSUMER STAPLES--0.5%
BEVERAGES--0.5%
 East African Breweries, Ltd.
 (cost $421,656)............................................ 452,623    387,533
                                                                     ----------
MALAWAI--1.6%
CONSUMER SERVICES--1.6%
PRINTING & PUBLISHING--1.6%
 Press Corporation (a)(b)
 (cost $2,002,637).......................................... 188,750  1,179,687
                                                                     ----------
MAURITIUS--1.2%
CONSUMER SERVICES--0.7%
RESTAURANTS & LODGING--0.7%
 Rogers and Company, Ltd....................................  83,679    503,561
                                                                     ----------
CONSUMER STAPLES--0.5%
BEVERAGES--0.5%
 Mauritius Breweries, Ltd................................... 102,122    385,638
                                                                     ----------
 Total Mauritian Securities
 (cost $740,512)............................................            889,199
                                                                     ----------

                                                            Shares   U.S.$ Value
NAMIBIA--0.9%
BASIC INDUSTRY--0.2%
MINING & METALS--0.2%
 Namibian Minerals Corp. (a)..............................   130,000 $  154,375
                                                                     ----------
CONSUMER STAPLES--0.7%
BEVERAGES--0.7%
 Namibian Breweries, Ltd.................................. 1,000,000    492,524
                                                                     ----------
 Total Namibian Securities
 (cost $1,071,883)........................................              646,899
                                                                     ----------
SOUTH AFRICA--87.2%
BASIC INDUSTRIES--7.1%
GOLD--2.7%
 Anglogold, Ltd...........................................    40,000  1,954,134
                                                                     ----------
MINING & METALS--4.4%
 Billiton Plc............................................. 1,038,000  2,234,514
 South African Iron & Steel
 Industry Corp............................................ 4,180,586  1,006,485
                                                                     ----------
                                                                      3,240,999
                                                                     ----------
                                                                      5,195,133
                                                                     ----------
CONSUMER SERVICES--11.7%
BROADCASTING &
 CABLE--2.6%
 Electronic Media/Supersports
 International Hldgs...................................... 1,700,000  1,000,791
 M-Web Holdings, Ltd. (a).................................   400,000    875,143
                                                                     ----------
                                                                      1,875,934
                                                                     ----------
PRINTING & PUBLISHING--4.9%
 Nasionale Per Beperk,
 N shares.................................................   846,100  3,122,415
 Perskorgroep, Ltd........................................   336,000    501,889
                                                                     ----------
                                                                      3,624,304
                                                                     ----------
RETAIL-GENERAL MERCHANDISE--4.2%
 New Clicks Holdings, Ltd................................. 1,178,602  1,139,146
 Pick 'N Pay Stores, Ltd.................................. 1,746,200  1,933,233
                                                                     ----------
                                                                      3,072,379
                                                                     ----------
                                                                      8,572,617
                                                                     ----------

Portfolio Of Investments (continued)              The Southern Africa Fund, Inc.

--------------------------------------------------------------------------------

Company                                                     Shares   U.S.$ Value
--------------------------------------------------------------------------------
CONSUMER STAPLES--13.0%
BEVERAGES--6.7%
 South African Breweries, Ltd. ...........................   291,710 $4,936,591
                                                                     ----------
TOBACCO--6.3%
 Rembrandt Group, Ltd. ...................................   701,500  4,567,362
                                                                     ----------
                                                                      9,503,953
                                                                     ----------
ENERGY--3.0%
DOMESTIC INTEGRATED--3.0%
 Energy Africa, Ltd. (a).................................. 1,225,550  2,153,677
                                                                     ----------
FINANCIAL SERVICES--27.2%
BANKING--20.5%
 ABSA Group, Ltd. ........................................   635,100  3,058,034
 Firstrand Limited........................................ 3,945,000  4,852,825
 Nedcor, Ltd..............................................   271,673  5,566,659
 Standard Bank Investment Corp. Ltd. .....................   618,300  1,537,465
                                                                     ----------
                                                                     15,014,983
                                                                     ----------
INSURANCE--4.5%
 Fedsure Holdings, Ltd. ..................................   200,000  1,504,261
 Forbes Group, Ltd. ...................................... 1,000,000  1,801,248
                                                                     ----------
                                                                      3,305,509
                                                                     ----------
MISCELLANEOUS FINANCE--2.2%
 Liberty Life Association of Africa, Ltd. ................    96,000  1,641,473
                                                                     ----------
HEALTH CARE--2.4%                                                    19,961,965
                                                                     ----------
MISCELLANEOUS
 HEALTH CARE--2.4%
 Macmed Health Care, Ltd. (a)............................. 3,354,000  1,768,210
                                                                     ----------
MULTI-INDUSTRY COMPANIES--8.7%
 Anglo-American Corp. of South Africa, Ltd.                  117,320  3,760,507
 Financiere Richemont--Dep Rec............................   179,900  2,608,163
                                                                     ----------
                                                                      6,368,670
                                                                     ----------
TECHNOLOGY--8.7%
CHEMICALS--2.1%
 AECI, Ltd. ..............................................   952,000  1,539,127
                                                                     ----------
COMPUTER SOFTWARE--6.6%
 Dimension Data Holdings, Ltd. ........................... 1,031,441  3,878,892
 Usko, Ltd. .............................................. 2,451,400    947,734
                                                                     ----------
                                                                      4,826,626
                                                                     ----------
                                                                      6,365,753
                                                                     ----------

--------------------------------------------------------------------------------
(a) Non-income producing security.

(b) U.S. Dollar denominated security.

See notes to financial statements.

                                                Shares or Principal
Company                                            Amount (000)     U.S.$ Value
UTILITY--5.4%
TELEPHONE UTILITY--5.4%
 M-Cell, Ltd. .................................      3,106,020      $ 3,968,151
                                                                    -----------
Total South African Securities (cost
 $72,510,152)..................................                      63,858,129
                                                                    -----------
ZAMBIA--1.3%
CONSUMER STAPLES--1.3%
BEVERAGES--0.2%
 National Breweries Plc.(a)....................      2,000,000          181,636
                                                                    -----------
FOOD--0.3%
 Zambia Sugar Co. .............................     30,720,000          195,491
                                                                    -----------
TOBACCO--0.8%
 Rothmans of Pall Mall (Zambia) Berhad.........     16,079,032          584,692
                                                                    -----------
Total Zambian Securities (cost $1,162,450).....                         961,819
                                                                    -----------
ZIMBABWE--1.4%
CONSUMER STAPLES--0.6%
BEVERAGES--0.6%
 Delta Corp....................................      1,844,282          406,240
                                                                    -----------
FINANCIAL SERVICES--0.2%
BANKING--0.2%
 NMBZ Holdings, Ltd............................        525,000          156,081
                                                                    -----------
MULTI-INDUSTRY COMPANY--0.1%
 TA Holdings, Ltd. (a).........................      2,024,800           32,836
                                                                    -----------
CONSUMER SERVICES--0.5%
BROADCASTING & CABLE--0.5%
 Econet Wireless (a)...........................     16,500,000          401,351
                                                                    -----------
Total Zimbabwean Securities (cost $2,321,543)..                         996,508
                                                                    -----------
Total Common Stocks
 (cost $81,293,138)............................                      70,162,816
                                                                    -----------
TIME DEPOSIT--1.2%
 Brown Brothers Harriman & Co.
 5.25%, 12/01/98 (cost $900,000)...............           $900          900,000
                                                                    -----------
TOTAL INVESTMENTS--97.0%
 (cost $82,193,138)............................                      71,062,816
 Other assets less liabilities--3.0%...........                       2,214,671
                                                                    -----------
 NET ASSETS--100%..............................                     $73,277,487
                                                                    ===========

Statement Of Assets And Liabilities
November 30, 1998                                 The Southern Africa Fund, Inc.

--------------------------------------------------------------------------------

ASSETS
 Investments in securities, at value (cost $82,193,138)...........  $71,062,816
 Cash, at value (cost $4,172,540).................................    4,158,960
 Receivable for investment securities sold........................      664,317
 Dividends and interest receivable................................      206,715
 Deferred organization expenses and other assets..................        4,702
                                                                    -----------
 Total assets.....................................................   76,097,510
                                                                    -----------
LIABILITIES
 Payable for investment securities purchased......................    2,253,617
 Advisory fee payable.............................................      141,337
 Sub-advisory fee payable.........................................       47,035
 Administrative fee payable.......................................       12,948
 Accrued expenses and other liabilities...........................      365,086
                                                                    -----------
 Total liabilities................................................    2,820,023
                                                                    -----------
NET ASSETS........................................................  $73,277,487
                                                                    ===========
COMPOSITION OF NET ASSETS
 Common stock, at par.............................................  $    60,071
 Additional paid-in capital.......................................   82,854,413
 Distributions in excess of net investment income.................     (174,849)
 Accumulated net realized gain on investment transactions.........    1,671,937
 Net unrealized depreciation of investments and foreign currency denominated assets and liabilities..............................  (11,134,085)
                                                                    -----------
                                                                    $73,277,487
                                                                    ===========
NET ASSET VALUE PER SHARE (based on 6,007,100 shares outstanding).  $     12.20
                                                                    ===========


--------------------------------------------------------------------------------

See notes to financial statements.

Statement Of Operations
Year Ended November 30, 1998______________________The Southern Africa Fund, Inc.

--------------------------------------------------------------------------------

INVESTMENT INCOME
 Dividends (net of foreign taxes withheld of $32,306). $2,263,118
 Interest.............................................    616,877  $ 2,879,995
                                                       ----------
EXPENSES
 Management fee.......................................    813,261
 Sub-advisory fee.....................................    218,496
 Custodian............................................    231,587
 Audit & legal........................................    197,959
 Administrative fee...................................    189,035
 Directors' fees and expenses.........................    185,227
 Reports and notices to shareholders..................     99,723
 Registration.........................................     16,167
 Amortization of organization expenses................     11,994
 Transfer agency......................................      8,853
 Miscellaneous........................................     15,272
                                                       ----------
  Total expenses......................................               1,987,574
                                                                  ------------
  Net investment income...............................                 892,421
                                                                  ------------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
AND FOREIGN CURRENCY TRANSACTIONS
 Net realized gain on investment transactions.........               1,806,718
 Net realized loss on foreign currency transactions...              (1,406,572)
 Net change in unrealized appreciation (depreciation)
  of:
  Investments.........................................             (23,969,797)
  Foreign currency denominated assets and liabilities.                (151,860)
                                                                  ------------
 Net loss on investments and foreign currency
  transactions........................................             (23,721,511)
                                                                  ------------
NET DECREASE IN NET ASSETS FROM OPERATIONS............            $(22,829,090)
                                                                  ============


--------------------------------------------------------------------------------

See notes to financial statements.

Statement Of Changes In Net Assets                The Southern Africa Fund, Inc.

--------------------------------------------------------------------------------

                                                     Year Ended    Year Ended
                                                    November 30,  November 30,
                                                        1998          1997
                                                    ------------  ------------
INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS
 Net investment income............................. $    892,421  $  2,442,370
 Net realized gain on investments and foreign
  currency transactions............................      400,146    15,848,303
 Net change in unrealized appreciation
  (depreciation) of investments and foreign
  currency denominated assets and liabilities......  (24,121,657)   (9,252,409)
                                                    ------------  ------------
 Net increase (decrease) in net assets from
  operations.......................................  (22,829,090)    9,038,264
DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS FROM:
 Net investment income.............................     (892,421)   (2,012,378)
 Distributions in excess of net investment income..   (1,624,554)          -0-
 Net realized gains................................  (15,558,389)  (13,455,904)
                                                    ------------  ------------
 Total decrease....................................  (40,904,454)   (6,430,018)
NET ASSETS
 Beginning of year.................................  114,181,941   120,611,959
                                                    ------------  ------------
 End of year (including undistributed net
  investment income of $1,651,537,
  as of November 30, 1997)......................... $ 73,277,487  $114,181,941
                                                    ============  ============


--------------------------------------------------------------------------------

See notes to financial statements.

Notes To Financial Statements
November 30, 1998                                The Southern Africa Fund, Inc.

-------------------------------------------------------------------------------

NOTE A: Significant Accounting Policies

The Southern Africa Fund, Inc. (the "Fund") was incorporated under the laws of the State of Maryland on March 25, 1993 and is registered under the Investment Company Act of 1940 as a non-diversified, closed-end management investment company. The Fund commenced operations on March 7, 1994. The financial state-ments have been prepared in conformity with generally accepted accounting principles which require management to make certain estimates and assumptions that affect the reported amounts of asset and liabilities in the financial statements and amounts of income and expenses during the reporting period. Ac-tual results could differ from those estimates. The following is a summary of significant accounting policies followed by the Fund.

1. Security Valuation

Portfolio securities traded on a national securities exchange or on a foreign securities exchange (other than foreign securities exchanges whose operations are similar to those of the United States over-the-counter market) are generally valued at the last reported sales price or if no sale occurred, at the mean of the closing bid and asked prices on that day. Readily marketable securities traded in the over-the-counter market, securities listed on a foreign securities exchange whose operations are similar to the U.S. over-the-counter market, and securities listed on a national securities exchange whose primary market is believed to be over-the-counter, are valued at the mean of the current bid and asked prices. U.S. government and fixed income securities which mature in 60 days or less are valued at amortized cost, unless this method does not represent fair value.

Securities for which current market quotations are not readily available are valued at their fair value as determined in good faith by, or in accordance with procedures adopted by, the Board of Directors. Fixed income securities may be valued on the basis of prices obtained from a pricing service when such prices are believed to reflect the fair market value of such securities.

2. Currency Translation

Assets and liabilities denominated in foreign currencies and commitments under forward exchange currency contracts are translated into U.S. dollars at the mean of the quoted bid and asked price of such currencies against the U.S. dollar. Purchases and sales of portfolio securities are translated into U.S. dollars at the rates of exchange prevailing when such securities were acquired or sold. Income and expenses are translated into U.S. dollars at rates of ex-change prevailing when accrued.

Net realized gains or losses on foreign currency transactions represents foreign exchange gains and losses from sales and maturities of foreign fixed-income investments and closed forward exchange currency contracts, holdings of foreign currencies, currency gains and losses realized between the trade and settlement dates on foreign investment transactions and the difference between the amounts of dividends, interest and foreign withholding taxes recorded on the Fund's books and the U.S. dollar equivalent of the amounts actually received or paid. Net currency gains and losses from valuing foreign currency denominated assets and liabilities at period end exchange rates are reflected as a component of net unrealized appreciation or depreciation of investments and foreign currency denominated assets and liabilities.

3. Organization Expenses

Organization expenses of approximately $60,000 have been deferred and are be-ing amortized on a straight-line basis through March, 1999.

4. Taxes

It is the Fund's policy to meet the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income and net realized gains, if any, to shareholders. Therefore, no provisions for federal income or excise taxes are required. Withholding taxes on foreign interest and dividends have been provided for in accordance with the applicable tax requirements.

Notes To Financial Statements (continued)________The Southern Africa Fund, Inc.

-------------------------------------------------------------------------------

5. Investment Income and Investment Transactions

Dividend income is recorded on the ex-dividend date or as soon as the Fund is informed of the dividend. Interest income is accrued daily. Investment trans-actions are accounted for on the date the securities are purchased or sold. Investment gains and losses are determined on the identified cost basis. The Fund accretes discounts on short-term securities as adjustments to interest income.

6. Dividends and Distributions

Dividends and distributions to shareholders are recorded on the ex-dividend date.

Income and capital gains distributions are determined in accordance with fed-eral tax regulations and may differ from those determined in accordance with generally accepted accounting principles. To the extent these differences are permanent, such amounts are reclassified within the capital accounts based on their federal tax basis treatment; temporary differences do not require such reclassification.

During the current fiscal year, permanent differences, primarily due to net operating losses and tax classification of distributions resulted in a de-crease in distributions in excess of net investment income, a decrease in ac-cumulated net realized gain on investment transactions and a corresponding de-crease in additional paid in capital. This reclassification had no effect on net assets.

-------------------------------------------------------------------------------

NOTE B: Management, Sub-advisory and Administrative fees

Under the terms of the Investment Management Agreement, amended as of May 1, 1998, the Fund pays Alliance Capital Management L.P. (the "Investment Manag-er") a fee calculated and paid quarterly, based on either (i) .81% of the Fund's average weekly net assets if 90% or less of the Fund's average weekly net assets are invested in securities of South African issuers, or (ii) the sum of (a) .80% of the Fund's average weekly net assets and (b) .10% of the Fund's average weekly net assets not invested in securities of South African issuers if greater than 90% of the Fund's average weekly net assets are in-vested in securities of South African issuers.

Under the new terms of the Sub-Advisory Agreement effective May 1, 1998, the Fund pays Gensec Asset Management (PTY) a fee calculated and paid quarterly equal to an annualized rate of .30 of 1% of the greater of (i) the Fund's average weekly net assets invested in securities of South African issuers or (ii) 90% of the Fund's average weekly net assets during the quarter.

Under the terms of a Shareholder Inquiry Agency Agreement with Alliance Fund Services, Inc. ("AFS"), an affiliate of the Investment Manager, the Fund reim-burses AFS for costs relating to servicing phone inquires for the Fund. There were no reimbursements from the Fund to AFS during the year ended November 30, 1998 relating to shareholder servicing costs.

Under the terms of an Administration Agreement, the Fund pays Princeton Admin-istrators, L.P. (the "Administrator") a monthly fee equal to the annualized rate of .20 of 1% of the Fund's average adjusted weekly net assets subject to an annual minimum of $150,000. The Administrator prepares certain financial and regulatory reports for the Fund and provides clerical and other services.

-------------------------------------------------------------------------------

Note C: Investment Transactions

Purchases and sales of investment securities (excluding short-term investments and U.S. government securities) aggregated $79,015,337 and $100,448,141, re-spectively, for the year ended November 30, 1998. There were no purchases or sales of U.S. government or government agency obligations for the year ended November 30, 1998.


At November 30, 1998, the cost of investments for federal income tax purposes was $82,524,614. Accordingly, gross unrealized appreciation of investments was $3,835,607 and gross unrealized depreciation of investments was $15,297,405 resulting in net unrealized depreciation of $11,461,798 (excluding foreign currency transactions).

Notes To Financial Statements (continued)        The Southern Africa Fund, Inc.

-------------------------------------------------------------------------------

Forward Exchange Currency Contracts

The Fund enters into forward exchange currency contracts to hedge its exposure to changes in foreign currency exchange rates on its foreign portfolio holdings, to hedge certain firm purchase and sales commitments denominated in foreign currencies and for investment purposes. A forward exchange currency contract is a commitment to purchase or sell a foreign currency at a future date at a negotiated forward rate. The gain or loss arising from the difference between the original contracts and the closing of such contracts is included in net realized gains or losses from foreign currency transactions.

Fluctuations in the value of forward exchange currency contracts are recorded for financial reporting purposes as unrealized gains or losses by the Fund.

The Fund's custodian will place and maintain cash not available for investment or other liquid assets in a separate account of the Fund having a value at least equal to the aggregate amount of the Fund's commitments under forward exchange currency contracts entered into with respect to position hedges.

Risks may arise from the potential inability of a counterparty to meet the terms of a contract and from unanticipated movements in the value of foreign currencies relative to the U.S. dollar.

At November 30, 1998, the Fund had no outstanding forward exchange currency contracts.

-------------------------------------------------------------------------------

NOTE D: Capital Stock

There are 100,000,000 shares of $.01 par value capital stock authorized.

Of the 6,007,100 shares of Common Stock outstanding at November 30, 1998, the Investment Manager owned 7,100 shares.

-------------------------------------------------------------------------------

NOTE E: Concentration of Risk

Investment in equity securities of Southern African issuers involves special consideration and risks not typically associated with investments in the United States.

Among others, the risks associated with political and economic uncertainty, particularly with respect to South Africa, may adversely affect the securities markets of Southern African countries.

Financial Highlights                              The Southern Africa Fund, Inc.

--------------------------------------------------------------------------------
Selected Data For A Share Of Common Stock Outstanding Throughout Each Period

                                                                    March 7,
                                Year Ended November 30,            1994(a) to
                          --------------------------------------  November 30,
                            1998      1997      1996      1995        1994
                          --------  --------  --------  --------  ------------
Net asset value,
 beginning of period....  $  19.01  $  20.08  $  21.49  $  18.34    $  13.87(b)
                          --------  --------  --------  --------    --------
Income From Investment
 Operations
------------------------
Net investment income...       .16       .41       .39       .17         .42
Net realized and
 unrealized gain (loss)
 on investments and
 foreign currency
 transactions...........     (3.96)     1.10      (.30)     4.27        4.05
                          --------  --------  --------  --------    --------
Net increase (decrease)
 in net asset value from
 operations.............     (3.80)     1.51       .09      4.44        4.47
                          --------  --------  --------  --------    --------
Less: Dividends and
 Distributions
------------------------
Dividends from net
 investment income......      (.15)     (.34)     (.59)     (.52)        -0-
Distributions in excess
 of net investment
 income.................      (.27)      -0-       -0-       -0-         -0-
Distributions from net
 realized gains on
 investments and foreign
 currency transactions..     (2.59)    (2.24)     (.91)     (.77)        -0-
                          --------  --------  --------  --------    --------
Total dividends and
 distributions..........     (3.01)    (2.58)    (1.50)    (1.29)        -0-
                          --------  --------  --------  --------    --------
Net asset value, end of
 period.................  $  12.20  $  19.01  $  20.08  $  21.49    $  18.34
                          ========  ========  ========  ========    ========
Market value, end of
 period.................  $10.0625  $ 15.375  $  16.50  $  16.75    $ 14.875
                          ========  ========  ========  ========    ========
Total Return
------------------------
Total investment return
 based on: (c)
  Market value..........    -18.11%     9.28%     6.12%    22.90%       5.50%
  Net asset value.......    -19.70%    11.03%      .66%    27.89%      30.07%
Ratios/Supplemental Data
------------------------
Net assets, end of
 period (000's omitted).  $ 73,277  $114,182  $120,612  $129,112    $110,181
Ratio of expenses to
 average net assets.....      2.10%     2.05%     2.04%     2.05%       2.30%(d)
Ratio of net investment
 income to average net
 assets.................      0.95%     2.00%     1.87%      .94%       3.65%(d)
Portfolio turnover rate.        86%       46%       62%       41%         15%

--------------------------------------------------------------------------------
(a)  Commencement of operations.

(b)  Net of offering costs of $.23.

(c) Total investment return is calculated assuming a purchase of Shares on the opening of the first day and a sale on the closing of the last day of the period reported. Dividends and distributions, if any, are assumed, for purposes of this calculation, to be reinvested at prices obtained under the Fund's Dividend Reinvestment Plan. Generally, total investment return based on net asset value will be higher than total investment return based on market value in periods where there is an increase in the discount or a decrease in the premium of the market value to the net asset value from the beginning to the end of such periods. Conversely, total investment return based on net asset value will be lower than total investment return based on market value in periods where there is a decrease in the discount or an increase in the premium of the market value to the net asset value from the beginning to the end of such periods. Total investment return calculated for a period of less than one year is not annualized.

(d) Annualized.

Report Of Ernst & Young LLP
Independent Auditors                             The Southern Africa Fund, Inc.

-------------------------------------------------------------------------------
To the Shareholders and Board of Directors The Southern Africa Fund, Inc.

We have audited the accompanying statement of assets and liabilities of The Southern Africa Fund, Inc., including the portfolio of investments, as of November 30, 1998, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of November 30, 1998, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of The Southern Africa Fund, Inc. at November 30, 1998, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the indicated periods, in conformity with generally accepted accounting principles.

                                                              ERNST & YOUNG LLP

New York, New York
January 14, 1999

Portfolio Of Investments
November 30, 1997                                 The Southern Africa Fund, Inc.

--------------------------------------------------------------------------------

Company                                                      Shares  U.S.$ Value
--------------------------------------------------------------------------------
COMMON STOCKS--89.5%
BOTSWANA--1.7%
CONSUMER
 MANUFACTURING--0.6%
MISCELLANEOUS--0.6%
 Sefalana Holdings Co....................................... 350,000 $  644,350
                                                                     ----------
CONSUMER STAPLES--0.4%
BEVERAGES--0.4%
 Kgolo Ya Sechaba, Ltd...................................... 100,000      9,205
 Sechaba Breweries, Ltd..................................... 398,000    423,930
                                                                     ----------
                                                                        433,135
                                                                     ----------
FINANCIAL SERVICES--0.2%
INSURANCE--0.2%
 Botswana Insurance
  Holdings, Ltd............................................. 211,646    236,567
                                                                     ----------
Total Botswanan Securities
 (cost $1,054,682)..........................................          1,314,052
                                                                     ----------
MAURITIUS--2.5%
CONSUMER SERVICES--0.9%
RESTAURANTS &
 LODGING--0.9%
 Rogers and Company, Ltd....................................  83,679    418,395
 Sun Resorts, Ltd........................................... 280,000    602,000
                                                                     ----------
                                                                      1,020,395
                                                                     ----------
CONSUMER STAPLES--0.7%
BEVERAGES--0.3%
 Mauritius Breweries, Ltd................................... 102,122    343,501
                                                                     ----------
FOOD---0.4%
 Happy World Foods, Ltd..................................... 687,837    497,119
                                                                     ----------
                                                                        840,620
                                                                     ----------
FINANCIAL SERVICES--0.9%
INSURANCE--0.9%
 Mauritius Commercial Bank.................................. 110,000    485,000
 State Bank of Mauritius, Ltd............................... 960,000    549,818
                                                                     ----------
                                                                      1,034,818
                                                                     ----------
Total Mauritian Securities
 (cost $2,637,585)..........................................          2,895,833
                                                                     ----------

Company                                                    Shares   U.S.$ Value
NAMIBIA--1.1%
BASIC INDUSTRY--0.5%
MINING & METALS--0.5%
 Namibian Minerals Corp.(a)..............................   130,000 $   589,326
                                                                    -----------
MULTI-INDUSTRY--0.6%
 Namibian Breweries, Ltd................................. 1,000,000     618,174
                                                                    -----------
Total Namibian Securities
 (cost $1,071,883).......................................             1,207,500
                                                                    -----------
SOUTH AFRICA--80.3%
BASIC INDUSTRIES--10.9%
GOLD--2.0%
 Beatrix Mines, Ltd......................................   225,000     683,574
 HJ Joel Gold Mining Co., Ltd............................   400,000     181,256
 Vaal Reefs Exploration & Mining Co., Ltd................    40,000   1,384,140
                                                                    -----------
                                                                      2,248,970
                                                                    -----------
MINING & METALS--6.8%
 Billiton Plc(a).........................................   800,000   1,977,343
 De Beers Centenary AG(b)................................    78,900   1,657,631
 Gencor, Ltd.............................................   160,000     248,816
 South African Iron & Steel Industry Corp................ 8,940,160   3,903,839
                                                                    -----------
                                                                      7,787,629
                                                                    -----------
MISCELLANEOUS--0.3%
 Consol, Ltd.............................................    66,000     366,365
                                                                    -----------
PAPER & FOREST
 PRODUCTS--1.8%
 Sappi, Ltd..............................................   365,700   2,045,058
                                                                    -----------
                                                                     12,448,022
                                                                    -----------
CAPITAL GOODS--0.8%
ENGINEERING & CONSTRUCTION--0.8%
 Murray & Roberts Holdings, Ltd..........................   500,000     876,416
                                                                    -----------
CONSUMER
 MANUFACTURING--4.3%
MISCELLANEOUS--4.3%
Nampak, Ltd.(b).......................................... 1,488,000   4,903,811
                                                                    -----------

Portfolio Of Investments (continued)              The Southern Africa Fund, Inc.

--------------------------------------------------------------------------------

Company                                                    Shares   U.S.$ Value
-------------------------------------------------------------------------------
CONSUMER SERVICES--17.1%
BROADCASTING & CABLE--2.8%
 Electronic Media Network, Ltd........................... 1,700,000 $ 1,523,172
 MIH Holdings, Ltd.(a)...................................   545,700  1,629,794
                                                                    ----------
                                                                     3,152,996
                                                                    ----------
MISCELLANEOUS--4.5%
 Teljoy Holdings, Ltd.(a)................................ 3,696,080  5,169,183
                                                                    ----------
PRINTING AND
 PUBLISHING--7.5%
 Independent Newspapers Holdings, Ltd....................    40,000    189,495
 Kagiso Media, Ltd....................................... 1,352,740  1,198,101
 Nasionale Pers Beperk...................................   363,287  2,993,096
 Perskorgroep, Ltd.......................................   336,000    930,834
 Omni Media Corp., Ltd...................................   190,000  2,445,932
 Times Media, Ltd........................................   127,800    855,510
                                                                    ----------
                                                                     8,612,968
                                                                    ----------
RETAIL--GENERAL
 MERCHANDISE--2.3%
 New Clicks Holdings, Ltd................................ 2,008,494  2,337,382
 Pick 'N Pay Stores, Ltd.................................   169,100    268,192
                                                                    ----------
                                                                     2,605,574
                                                                    ----------
                                                                    19,540,691
                                                                    ----------
CONSUMER STAPLES--11.3%
 BEVERAGES--2.9%
 South African Breweries, Ltd.(b)........................   132,832  3,255,820
                                                                    ----------
FOOD--2.4%
 Afriband Holdings, Ltd.................................. 3,333,333  1,524,202
 The Premier Group, Ltd.................................. 1,151,200  1,244,861
                                                                    ----------
                                                                     2,769,063
                                                                    ----------
RETAIL-FOOD & DRUG-- 2.8%
 Metro Cash & Carry, Ltd................................. 3,449,136  3,232,455
                                                                    ----------
TOBACCO--3.2%
 Rembrandt Group, Ltd.(b)................................   470,100  3,606,843
                                                                    ----------
                                                                    12,864,181
                                                                    ----------
ENERGY--5.0%
DOMESTIC INTEGRATED--3.5%
 Energy Africa, Ltd.(a)..................................   843,750  3,997,168
                                                                    ----------
OIL SERVICE--1.5%
 Sasol, Ltd.(a)..........................................   175,000  1,764,418
                                                                    ----------
                                                                     5,761,586
                                                                    ----------

Company                                                    Shares   U.S.$ Value
FINANCIAL SERVICES--21.1%
BANKING--12.2%
 Amalgamated Banks of South Africa, Ltd.................    674,515 $ 4,154,068
 Investec Bank, ltd.....................................     50,000   1,989,701
 Nedcor, Ltd............................................    150,590   3,411,926
 Standard Bank Investment Corp., Ltd....................    100,000   4,366,632
                                                                    -----------
                                                                     13,922,327
                                                                    -----------
INSURANCE--8.9%
 Fedsure Holdings, Ltd..................................    317,196   3,665,231
 Forbes Group, Ltd......................................  1,450,000   2,687,951
 Metropolitan Life, Ltd.................................  1,500,000   3,861,998
                                                                    -----------
                                                                     10,215,180
                                                                    -----------
                                                                     24,137,507
                                                                    -----------
MULTI-INDUSTRY
 COMPANY--2.0%
 Anglo-American Corp. of South Africa, Ltd.(b)..........     55,220   2,297,516
                                                                    -----------
TECHNOLOGY--4.2%
COMMUNICATION
 EQUIPMENT--1.6%
 Plessey Corp., Ltd.....................................  1,416,374   1,823,344
                                                                    -----------
COMPUTER SOFTWARE--2.6%
 Dimension Data Holdings, Ltd.(a).......................    686,255   2,968,353
                                                                    -----------
                                                                      4,791,697
                                                                    -----------
UTILITY--3.6%
TELEPHONE UTILITY--3.6%
 M-Cell, Ltd............................................  3,254,460   4,089,023
                                                                    -----------
 Total South African Securities
 (cost $81,132,902).....................................             91,710,450
                                                                    -----------
ZAMBIA--1.5%
CONSUMER STAPLES--1.5%
FOOD--0.7%
 Zambia Sugar Co........................................ 30,720,000     778,003
                                                                    -----------
TOBACCO--0.8%
 Rothmans of Pall Mall.
 (Zambia) Berhad........................................ 15,031,902     916,381
                                                                    -----------
 Total Zambian Securities
 (cost $859,632)........................................              1,694,384
                                                                    -----------

Portfolio Of Investments (continued)              The Southern Africa Fund, Inc.

--------------------------------------------------------------------------------

Company                                                    Shares   U.S.$ Value
-------------------------------------------------------------------------------
ZIMBABWE--2.9%
CONSUMER SERVICES--0.5%
RESTAURANTS & LODGING--0.5%
 Meikles Africa, Ltd.(c).................................   400,000 $   610,000
                                                                    -----------
CONSUMER STAPLES--0.7%
BEVERAGES--0.7%
 Delta Corp..............................................   820,731     863,329
                                                                    -----------
FINANCIAL SERVICES--0.3%
BANKING--0.3%
 NMBZ Holdings, Ltd.(a)..................................   200,000     332,180
                                                                    -----------
MULTI-INDUSTRY
 COMPANY--1.4%
 TA Holdings, Ltd........................................ 8,024,800   1,554,979
                                                                    -----------
 Total Zimbabwean Securities
 (cost $2,322,979).......................................             3,360,488
                                                                    -----------
 Total Common Stocks
 (cost $89,079,663)......................................           102,182,707
                                                                    -----------

         Principal
          Amount
Company    (000)   U.S.$ Value

FOREIGN  GOVERNMENT
 OBLIGATIONS--10.7%
SOUTH AFRICA--10.7%
Republic of South Africa, 13.00%, 8/31/10.............. ZAR 36,000 $  6,844,916
 13.50%, 9/15/15.......................................     27,500    5,372,577
                                                                   ------------
Total Foreign Government
 Obligations (cost $12,481,062)........................              12,217,493
                                                                   ------------
TIME DEPOSIT--0.2%
Canadian Imperial Bank
 of Commerce
 5.6875%, 12/01/97
 (cost $200,000).......................................   US $ 200      200,000
                                                                   ------------
TOTAL INVESTMENTS--100.4%
 (cost $101,760,725)...................................             114,600,200
                                                                   ------------
 Other assets less liabilities--(0.4%).................                (418,259)
                                                                   ------------
NET ASSETS--100%.......................................            $114,181,941
                                                                   ============

--------------------------------------------------------------------------------

(a)  Non-income producing security.

(b) Securities, or portion thereof, with an aggregate market value $8,883,538 have been segregated to collateralize forward exchange currency contracts.

(c)  U.S. Dollar denominated security.

 Glossary:
 ZAR South African Rand.

 See notes to financial statements.

Statement Of Assets And Liabilities
November 30, 1997                                 The Southern Africa Fund, Inc.

--------------------------------------------------------------------------------

ASSETS
 Investments in securities, at value (cost $101,760,725)..........  $114,600,200
 Cash, at value (cost $155,343)...................................       154,481
 Interest and dividends receivable................................       520,206
 Net unrealized appreciation on forward exchange currency
  contracts.......................................................       157,514
 Deferred organization expenses and other assets..................        16,692
                                                                    ------------
 Total assets.....................................................   115,449,093
                                                                    ------------
LIABILITIES
 Payable for investment securities purchased......................       627,087
 Management fee payable...........................................       281,961
 Sub-advisory fee payable.........................................        57,294
 Administrative fee payable.......................................        19,440
 Accrued expenses and other liabilities...........................       281,370
                                                                    ------------
 Total liabilities................................................     1,267,152
                                                                    ------------
NET ASSETS........................................................  $114,181,941
                                                                    ============
COMPOSITION OF NET ASSETS
 Capital stock, at par............................................  $     60,071
 Additional paid-in capital.......................................    83,255,566
 Undistributed net investment income..............................     1,651,537
 Accumulated net realized gain on investment transactions.........    16,227,195
 Net unrealized appreciation of investments and foreign
  currency denominated assets and liabilities.....................    12,987,572
                                                                    ------------
                                                                    $114,181,941
                                                                    ============
NET ASSET VALUE PER SHARE (based on 6,007,100 shares outstanding).        $19.01
                                                                          ======


--------------------------------------------------------------------------------

See notes to financial statements.

Statement Of Operations
Year Ended November 30, 1997                     The Southern Africa Fund, Inc.

--------------------------------------------------------------------------------

INVESTMENT INCOME
 Interest.............................................. $3,117,631
 Dividends (net of foreign taxes withheld of $23,963)..  1,829,651 $4,947,282
                                                        ----------
EXPENSES
 Management fee........................................ $1,099,280
 Directors' fees and expenses..........................    314,200
 Custodian.............................................    255,996
 Administrative fee....................................    244,233
 Audit & legal.........................................    229,086
 Sub-advisory fee......................................    226,451
 Transfer agency.......................................     46,504
 Reports and notices to shareholders...................     42,342
 Registration..........................................     15,974
 Amortization of organization expenses.................     11,994
 Miscellaneous.........................................     18,852
                                                        ----------
 Total expenses........................................             2,504,912
                                                                   ----------
 Net investment income.................................             2,442,370
                                                                   ----------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND
 FOREIGN CURRENCY TRANSACTIONS
 Net realized gain on investment transactions..........            16,268,101
 Net realized loss on foreign currency transactions....              (419,798)
 Net change in unrealized appreciation (depreciation)
  of:
  Investments..........................................            (9,400,786)
  Foreign currency denominated assets and liabilities..               148,377
                                                                   ----------
 Net gain on investments and foreign currency
  transactions.........................................             6,595,894
                                                                   ----------
NET INCREASE IN NET ASSETS FROM OPERATIONS.............            $9,038,264
                                                                   ==========


--------------------------------------------------------------------------------

See notes to financial statements.

Statement Of Changes In Net Assets                The Southern Africa Fund, Inc.

--------------------------------------------------------------------------------

                                                     Year Ended    Year Ended
                                                    November 30,  November 30,
                                                        1997          1996
                                                    ------------  ------------
INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS
 Net investment income............................. $  2,442,370  $  2,349,924
 Net realized gain on investments and foreign
  currency transactions............................   15,848,303    12,952,857
 Net change in unrealized appreciation
  (depreciation) of investments and foreign
  currency denominated assets and liabilities......   (9,252,409)  (14,792,618)
                                                    ------------  ------------
 Net increase in net assets from operations........    9,038,264       510,163
DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS FROM:
 Net investment income.............................   (2,012,378)   (3,544,189)
 Net realized gains................................  (13,455,904)   (5,466,461)
                                                    ------------  ------------
 Total decrease....................................   (6,430,018)   (8,500,487)
NET ASSETS
 Beginning of year.................................  120,611,959   129,112,446
                                                    ------------  ------------
 End of year (including undistributed net
  investment income of $1,651,537 and $1,641,343,
  respectively).................................... $114,181,941  $120,611,959
                                                    ============  ============


--------------------------------------------------------------------------------

See notes to financial statements.

Notes To Financial Statements
November 30, 1997                                The Southern Africa Fund, Inc.

-------------------------------------------------------------------------------

NOTE A: Significant Accounting Policies
The Southern Africa Fund, Inc. (the "Fund") was incorporated under the laws of the State of Maryland on March 25, 1993 and is registered under the Investment Company Act of 1940, as a non-diversified, closed-end management investment company. The Fund commenced operations on March 7, 1994. The following is a summary of significant accounting policies followed by the Fund.

1. Security Valuation
Portfolio securities traded on a national securities exchange or on a foreign securities exchange (other than foreign securities exchanges whose operations are similar to those of the United States over-the-counter market) are gener-ally valued at the last reported sales price or if no sale occurred, at the mean of the closing bid and asked prices on that day. Readily marketable secu-rities traded in the over-the-counter market, securities listed on a foreign securities exchange whose operations are similar to the U.S. over-the counter market, and securities listed on a national securities exchange whose primary market is believed to be over-the-counter, are valued at the mean of the cur-rent bid and asked prices. U.S. government and fixed income securities which mature in 60 days or less are valued at amortized cost, unless this method does not represent fair value. Securities for which current market quotations are not readily available are valued at their fair value as determined in good faith by, or in accordance with procedures adopted by, the Fund's Board of Di-rectors. Fixed income securities may be valued on the basis of prices obtained from a pricing service when such prices are believed to reflect the fair value of such securities.

2. Currency Translation
Assets and liabilities denominated in foreign currencies and commitments under forward exchange currency contracts are translated into U.S. dollars at the mean of the quoted bid and asked price of such currencies against the U.S. dollar. Purchases and sales of portfolio securities are translated into U.S. dollars at the rates of exchange prevailing when such securities were acquired or sold. Income and expenses are translated into U.S. dollars at rates of ex-change prevailing when earned or accrued.
Net realized loss on foreign currency transactions represents net foreign ex-change gains and losses from sales and maturities of foreign fixed-income in-vestments and closed forward exchange currency contracts, holdings of foreign currencies, currency gains and losses realized between the trade and settle-ment dates on foreign investment transactions and the difference between the amounts of dividends, interest and foreign withholding taxes recorded on the Fund's books and the U.S. dollar equivalent of the amounts actually received or paid.

Net currency gains and losses from valuing foreign currency denominated assets and liabilities at period end exchange rates are reflected as a component of net unrealized appreciation of investments and foreign currency denominated assets and liabilities.

3. Organization Expenses
Organization expenses of approximately $60,000 have been deferred and are be-ing amortized on a straight-line basis through March, 1999.

4. Taxes
It is the Fund's policy to meet the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income and net realized gains, if any, to shareholders. Therefore, no provisions for federal income or excise taxes are required. Withholding taxes on foreign interest and dividends have been provided for in accordance with the applicable tax requirements.

5. Investment Income and Investment Transactions
Dividend income is recorded on the ex-dividend date or as soon as the Fund is informed of the dividend. Interest income is accrued daily. Investment trans-actions are accounted for on the date the securities are purchased or sold. Investment gains and losses are determined on the identified cost basis.

6. Dividends and Distributions
Dividends and distributions to shareholders are recorded on the ex-dividend date.

Income and capital gains distributions are determined in accordance with fed-eral tax regulations and may differ

Notes To Financial Statements (continued)________The Southern Africa Fund, Inc.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
from those determined in accordance with generally accepted accounting princi-ples. To the extent these differences are permanent, such amounts are reclas-sified

-------------------------------------------------------------------------------
within the capital accounts based on their federal tax basis treatment; tempo-rary differences do not require such reclassification.

NOTE B: Management, Sub-advisory and Administrative fees

Under the terms of a Management Agreement, the Fund pays Alliance Capital Man-agement, L.P. (the "Investment Manager") a fee calculated and paid quarterly, equal to an annualized rate of .90 of 1% of the Fund's average weekly net as-sets during the quarter.

Under the terms of a Sub-Advisory Agreement, the Fund pays Sanlam Asset Man-agement (Gibraltar) Limited a fee, calculated and paid quarterly, equal to an annualized rate of .20 of 1% of the greater of (i) the Fund's average weekly net assets invested in securities of South African issuers or (ii) 90% of the Fund's average weekly net assets during the quarter.


Under the terms of a Shareholder Inquiry Agency Agreement with Alliance Fund Services, Inc. ("AFS"), an affiliate of the Investment Manager, the Fund reim-burses AFS for costs relating to servicing phone inquires for the Fund. The Fund reimbursed AFS $1,230 during the year ended November 30, 1997 relating to shareholder servicing costs.

Under the terms of an Administrative Agreement, the Fund pays Princeton Admin-istrators, L.P. (the "Administrator") a monthly fee equal to the annualized rate of .20 of 1% of the Fund's average adjusted weekly net assets subject to an annual minimum of $150,000. The Administrator prepares certain financial and regulatory reports for the Fund and provides clerical and other services.

NOTE C: Investment Transactions

Purchases and sales of investment securities (excluding short-term investments and U.S. government securities) aggregated $54,482,301 and $63,100,342, re-spectively, for the year ended November 30, 1997. There were no purchases or sales of U.S. government agency obligations for the year ended November 30, 1997.

At November 30, 1997, the cost of investments for federal income tax purposes was $101,954,231. Accordingly, gross unrealized appreciation of investments was $21,150,644 and gross unrealized depreciation of investments was $8,504,675 resulting in net unrealized appreciation of $12,645,969 (excluding foreign currency transactions).

Forward Exchange Currency Contracts

The Fund enters into forward exchange currency contracts in order to hedge its exposure to changes in foreign currency exchange rates on its foreign portfo-lio holdings and to hedge certain firm purchase and sale commitments denomi-nated in foreign currencies. A forward exchange currency contract is a commit-ment to purchase or sell a foreign currency at a future date at a negotiated forward rate. The gain or loss arising from the difference between the origi-nal contract and the closing of such contract is included in net realized gain or loss on foreign currency transactions.

Fluctuations in the value of forward exchange currency contracts are recorded for financial reporting purposes as unrealized gains or losses by the Fund.

The Fund's custodian will place and maintain liquid assets in a separate ac-count of the Fund having a value at least equal to the aggregate amount of the Fund's commitments under forward exchange currency contracts entered into with respect to position hedges.

Risk may arise from the potential inability of a counterparty to meet the terms of a contract and from unanticipated movements in the value of foreign currencies relative to the U.S. dollar. The face or contract amount, in U.S. dollars, as reflected in the following table, reflects the total exposure the Fund has in that particular currency contract.

Notes To Financial Statements (continued)        The Southern Africa Fund, Inc.

-------------------------------------------------------------------------------

At November 30, 1997, the Fund had outstanding forward exchange currency con-tracts as follows:

                                          U.S.$ Value
                                 Contract     on        U.S.$      Unrealized
                                  Amount  Origination  Current    Appreciation
                                  (000)      Date       Value    (Depreciation)
                                 -------- ----------- ---------- --------------
Foreign Currency Buy Contract
-----------------------------
South African Rand expiring
 1/27/1998......................  14,487  $2,993,205  $2,940,829    $(52,376)
Foreign Currency Sale Contract
------------------------------
Zimbabwe Dollars expiring
 1/27/1998......................  37,765   2,854,497   2,644,607     209,890
                                                                    --------
                                                                    $157,514
                                                                    ========

-------------------------------------------------------------------------------

NOTE D: Capital Stock

There are 100,000,000 shares of $.01 par value capital stock authorized.


Of the 6,007,100 shares of Common Stock outstanding at November 30, 1997, the Investment Manager owned 7,100 shares.

-------------------------------------------------------------------------------


NOTE E: Concentration of Risk

Investment in equity securities of Southern African issuers involves special consideration and risks not typically associated with investments in the United States.
Among others, the risks associated with political and economic uncertainty, particularly with respect to South Africa, may adversely affect the securities markets of Southern African countries.

Financial Highlights                             The Southern Africa Fund, Inc.

-------------------------------------------------------------------------------

Selected Data For A Share Of Common Stock Outstanding Throughout Each Period

                                  Year Ended November 30,       March 7, 1994(a)
                                 ----------------------------         to
                                   1997      1996      1995    November 30, 1994
                                 --------  --------  --------  -----------------
Net asset value, beginning of
 period........................  $  20.08  $  21.49  $  18.34      $  13.87(b)
                                 --------  --------  --------      --------
Income From Investment
 Operations
----------------------
Net investment income..........       .41       .39       .17           .42
Net realized and unrealized
 gain (loss) on investments and
 foreign currency transactions.      1.10      (.30)     4.27          4.05
                                 --------  --------  --------      --------
Net increase in net asset value
 from operations...............      1.51       .09      4.44          4.47
                                 --------  --------  --------      --------
Less: Dividends and
 Distributions
-------------------
Dividends from net investment
 income........................      (.34)     (.59)     (.52)          -0-
Distributions from net realized
 gains on investments and
 foreign currency transactions.     (2.24)     (.91)     (.77)          -0-
                                 --------  --------  --------      --------
Total dividends and
 distributions.................     (2.58)    (1.50)    (1.29)          -0-
                                 --------  --------  --------      --------
Net asset value, end of period.  $  19.01  $  20.08  $  21.49      $  18.34
                                 ========  ========  ========      ========
Market value, end of period....  $ 15.375  $  16.50  $  16.75      $ 14.875
                                 ========  ========  ========      ========
Total Return
------------
Total investment return based
 on: (c)
  Market value.................      9.28%     6.12%    22.90%         5.50%
  Net asset value..............     11.03%      .66%    27.89%        30.07%
Ratios/Supplemental Data
------------------------
Net assets, end of period
 (000's omitted)...............  $114,182  $120,612  $129,112      $110,181
Ratio of expenses to average
 net assets....................      2.05%     2.04%     2.05%         2.30%(d)
Ratio of net investment income
 to average net assets.........      2.00%     1.87%      .94%         3.65%(d)
Portfolio turnover rate........        46%       62%       41%           15%
Average commission rate (e)....  $  .0073  $  .0046        --            --

-------------------------------------------------------------------------------
(a)  Commencement of operations.

(b)  Net of offering costs of $.23.

(c) Total investment return is calculated assuming a purchase of Shares on the opening of the first day and a sale on the closing of the last day of the period reported. Dividends and distributions, if any, are assumed, for purposes of this calculation, to be reinvested at prices obtained un-der the Fund's Dividend Reinvestment Plan. Generally, total investment return based on net asset value will be higher than total investment re-turn based on market value in periods where there is an increase in the discount or a decrease in the premium of the market value to the net as-set value from the beginning to the end of such periods. Conversely, to-tal investment return based on net asset value will be lower than total investment return based on market value in periods where there is a de-crease in the discount or an increase in the premium of the market value to the net asset value from the beginning to the end of such periods. To-tal investment return calculated for a period of less than one year is not annualized.

(d)  Annualized.

(e) For fiscal years beginning on or after September 1, 1995, a fund is re-quired to disclose its average commission rate per share for trades on which commissions are charged. This amount includes commissions paid to foreign brokers which may materially affect the rate shown. Amounts paid in foreign currencies have been converted into U.S. dollars using the pre-vailing exchange rate on the date of the transaction.

Report Of Ernst & Young LLP
Independent Auditors                             The Southern Africa Fund, Inc.

-------------------------------------------------------------------------------
To the Shareholders and Board of Directors The Southern Africa Fund, Inc.

We have audited the accompanying statement of assets and liabilities of The Southern Africa Fund, Inc., including the portfolio of investments, as of No-vember 30, 1997, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indi-cated therein. These financial statements and financial highlights are the re-sponsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of November

30, 1997, by correspondence with the custodian and brokers. An audit also in-cludes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presenta-tion. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of The Southern Africa Fund, Inc. at November 30, 1997, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the indicated periods, in conformity with generally accepted accounting princi-ples.

                ERNST & YOUNG LLP

New York, New York
January 6, 1998